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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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First Community Corporation
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FIRST COMMUNITY CORPORATION
5455 Sunset Boulevard
Lexington, South Carolina 29072

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 8, 2011

Dear Fellow Shareholder:

        We cordially invite you to attend the 2011 Annual Meeting of Shareholders of First Community Corporation, the holding company for First Community Bank, N.A. At the meeting, we will report on our performance in 2010 and answer your questions. We look forward to discussing both our accomplishments and our plans with you. We hope that you can attend the meeting and look forward to seeing you there.

        This letter serves as your official notice that we will hold the meeting on May 18, 2011 at 11:00 a.m. at the Saluda Shoals Park, Environmental Center, 5605 Bush River Road, Columbia, South Carolina 29212 for the following purposes:

  1.
  To elect five Class II directors to serve on the board of directors each for three-year terms;

  2.
  To approve the compensation of our named executive officers as disclosed in this proxy statement (this is a non-binding, advisory vote);

  3.
  To ratify the appointment of our independent registered public accountants;

  4.
  To consider a proposal to approve the company's 2011 Stock Incentive Plan; and

  5.
  To transact any other business that may properly come before the meeting or any adjournment of the meeting.

        Shareholders owning our common stock at the close of business on March 31, 2011 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at the company's offices prior to the meeting.

        Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to vote as soon as possible by telephone, through the Internet, or by signing, dating and mailing your proxy card in the envelope enclosed. Telephone and Internet voting permits you to vote at your convenience, 24 hours a day, seven days a week. Detailed voting instructions are included on your proxy card. However, if your shares are held in "street name," you will need to obtain a proxy form from the institution that holds your shares in order to vote at our annual meeting.

By order of the Board of Directors,

Mitchell M. Willoughby Chairman of the Board	Michael C. Crapps President and Chief Executive Officer

5455 Sunset Boulevard, Lexington, South Carolina 29072
Telephone: (803) 951-2265 / Fax: (803) 358-6900

FIRST COMMUNITY CORPORATION
5455 Sunset Boulevard
Lexington, South Carolina 29072

Proxy Statement for Annual Meeting of
Shareholders to be Held on May 18, 2011

        Our board of directors is soliciting proxies for the 2011 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully. We are distributing this proxy statement on or about April 8, 2011.

Voting Information

        The board set March 31, 2011 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 3,273,533 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock entitled to vote at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

        Many of our shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and your broker or nominee, who is considered the shareholder of record with respect to those shares, is forwarding these materials to you. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

        If a share is represented for any purpose at the annual meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" or as to which no vote is marked, including broker non-votes (described below), will be included in determining the number of votes present or represented at the annual meeting.

        When you sign the proxy card, you appoint David K. Proctor and Joseph G. Sawyer as your representatives at the meeting. Messrs. Proctor and Sawyer will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Messrs. Proctor and Sawyer will vote your proxy for the election to the board of directors of all nominees listed below under "Election of Directors," for the approval of the compensation of our named executive officers as determined by the human resources/compensation committee and the board of directors (this is a non-binding, advisory vote), for the ratification of the appointment of our independent registered public accountants for the year ending December 31, 2011, and for the approval of the company's 2011 Stock Incentive Plan. We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Messrs. Proctor and Sawyer will vote your proxy on such matters in accordance with their judgment.

  •
  With respect to Proposal No. 1, the directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the individuals who receive the highest number of votes are selected as directors up to the maximum number of directors to be elected at the meeting.

  •
  With respect to Proposal No. 2, the proposal will be approved if the number of shares of common stock voted in favor of the matter exceed the number of shares of common stock voted against the matter. This vote is advisory and will not be binding upon our board of directors. However, the human resources/compensation committee will take into account the outcome of the vote when considering future executive compensation arrangements.

  •
  With respect to Proposal No. 3, the proposal will be approved if the number of shares of common stock voted in favor of the matter exceed the number of shares of common stock voted against the matter.

  •
  With respect to Proposal No. 4, the proposal will be approved if the number of shares of common stock voted in favor of the matter exceed the number of shares of common stock voted against the matter.

        Assuming there is a quorum at the meeting, abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on any of the above matters.

        You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by (a) signing and delivering another proxy with a later date, (b) by voting in person at the meeting, or (c) by voting again over the Internet or by telephone prior to 3:00 a.m. Eastern Daylight Time on May 18, 2011.

        Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as "broker non-votes" with respect to the proposals not voted upon. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

        If you hold your shares in street name, it is critical that you cast your vote.    In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf as they felt appropriate. However, new regulations now prohibit your broker from voting uninstructed shares on a discretionary basis for all the proposals up for consideration at the annual meeting except for the ratification of our auditors. Thus, if you hold your shares in street name and you do not instruct your broker how to vote at the meeting, no votes will be cast on your behalf for proposals one, two, or four. Further, if you abstain from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

        Solicitations of proxies may be made in person or by mail, telephone, or other means. We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Upon written or oral request, we will promptly deliver a separate copy of our annual report on Form 10-K or this proxy statement to our shareholders at a shared address to which a single copy of the document was delivered. Alternatively, if you are sharing an address with other shareholders and are receiving multiple copies of our annual report on Form 10-K or this proxy statement, you may request a single copy be sent to your shared address, if you prefer. Please contact us at (803) 951-0500 for any such request. Our directors, officers, and employees may assist in soliciting proxies, but will not receive additional compensation for doing so.

        Important Notice of Internet Availability.    This proxy statement and the accompanying 2010 Annual Report on Form 10-K and 2010 Annual Report Overview are available to the public for viewing on the Internet at http://www.cfpproxy.com/5474. Directions to the meeting are available on our website at: www.firstcommunitysc.com.

 Proposal No. 1: Election of Directors

        The board of directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the board members expire at each annual meeting. The current terms of the Class II directors will expire at the meeting. The terms of the Class III directors will expire at the 2012 Annual Shareholders Meeting and the terms of the Class I directors will expire at the 2013 Annual Shareholders Meeting. Our directors and their classes are:

Class I	Class II	Class III
Richard K. Bogan, M.D.	Thomas C. Brown	Chimin J. Chao
Michael C. Crapps	O.A. Ethridge, D.M.D.	James C. Leventis
Anita B. Easter	W. James Kitchens, Jr.	Loretta R. Whitehead
George H. Fann, Jr., D.M.D.	Roderick M. Todd, Jr.	J. Thomas Johnson
	Mitchell M. Willoughby	Alexander Snipe, Jr.

        There are currently five directors in Class II. Shareholders will elect five nominees as Class II directors at the meeting, to serve a three-year term, expiring at the 2014 Annual Shareholders Meeting. The directors will be elected by a plurality of the votes cast at the meeting. This means that the five Class II nominees receiving the highest number of votes will be elected directors. The board of directors recommends that you elect Thomas C. Brown, O.A. Ethridge, D.M.D., W. James Kitchens, Jr., Roderick M. Todd, Jr. and Mitchell M. Willoughby as Class II directors.

        All nominees are currently members of the board and each has consented to being named in this proxy statement and to serving as a director on the board if elected.

        If you submit a proxy but do not specify how you would like it to be voted, Messrs. Proctor and Sawyer will vote your proxy to elect Mr. Brown, Dr. Ethridge, Mr. Kitchens, Mr. Todd and Mr. Willoughby. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Messrs. Proctor and Sawyer will vote instead for a replacement to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy.

Information Regarding Nominees for Directors

        All of our board members bring to the board of directors leadership experience, derived from their business, professional, and Board experiences. Eleven of the fourteen directors have served as directors of First Community since the inception of our company in 1994. Two others were directors on the board of two companies that we acquired, one in 2004 and the other in 2006. The third has served as a director on our board since 2005. Certain individual qualifications and skills of our directors that contribute to the board of directors' effectiveness as a whole are described in the information provided below.

        Set forth below is certain information about the Class II nominees, each of whom is also a director of the bank:

        Thomas C. Brown, 52, Class II director, has served as a director of the company since its formation in 1994. Mr. Brown is the Assistant Rector at All Saints Church, Pawleys Island, South Carolina. Previously, Mr. Brown was the president and owner of T.C.B. Enterprises of South Carolina, Inc., a restaurant business based in Myrtle Beach. Mr. Brown graduated from Clemson University in 1981 with a B.S. degree in Civil Engineering.

        Mr. Brown has operated and owned a small business since 1989. He has extensive knowledge of the small business environment and the related challenges. He brings to the board a unique insight and useful perspective related to the small business environment, which is a primary target market segment for our company.

        O.A. Ethridge, D.M.D., 67, Class II director, has served as a director of the company since its formation in 1994. Dr. Ethridge currently resides in Lexington, South Carolina and practiced children's dentistry in West Columbia, South Carolina for more than 20 years. After graduating with a B.A. degree in Science from Erskine College in Due West, South Carolina in 1965, Dr. Ethridge received a D.M.D. in 1971 from the University Of Louisville School Of Dentistry in Louisville, Kentucky. He became a pedodontist in 1974 after receiving a pedodontist specialty from Children's Medical Center in Dayton, Ohio.

        Dr. Ethridge's experience as a medical professional, operating his business in the Midlands of South Carolina, brings to the board insights relative to challenges and opportunities facing small businesses and medical professionals within our market areas. As a lifelong resident of the Midlands of South Carolina he has extensive knowledge of the business environment and the markets we serve.

        W. James Kitchens, Jr., 49, Class II director, has served as a director of the company since its formation in 1994. Mr. Kitchens is a Certified Public Accountant and holds the Chartered Financial Analyst designation. He is the president of The Kitchens Firm, LLC, a certified public accounting firm in Columbia, South Carolina. Mr. Kitchens earned a B.S. degree in Mathematics from The University of the South and an M.B.A. degree from Duke University.

        Mr. Kitchens is a certified public accountant and brings to the board knowledge and understanding of tax and financial accounting issues. He is a lifelong resident of the Midlands of South Carolina, and has a strong knowledge of the business environment in the markets we serve.

        Roderick M. Todd, Jr., 47, Class II director, has served as a director of the company since our merger with DeKalb Bankshares, Inc. in June 2006. He served as a director of DeKalb Bankshares, Inc. and the Bank of Camden from its inception in 2001 until June 2006. In July 2000, Mr. Todd founded the law firm Roderick M. Todd, Jr. Attorney and Counselor at Law. Formerly he was a partner in Cooper and Todd, LLP, Attorneys, from 1994 to 2000. Mr. Todd is a graduate of the University of South Carolina and the University of South Carolina School of Law.

        Mr. Todd has extensive experience in running and operating his own legal practice in Camden, South Carolina. As a prior director of a start-up community bank, he brings additional insights to our board relative to community bank operations. He has strong ties to the Camden market, which is a market we expanded into in 2006 through acquisition.

        Mitchell M. Willoughby, 63, Class II director, has served as a director of the company since its formation in 1994. On March 17, 2009, Mr. Willoughby was elected to serve as chairman of the board beginning on May 19, 2009. Mr. Willoughby has lived in Columbia, South Carolina since 1970, has practiced law in the community since 1975, and is a founding member of the law firm Willoughby & Hoefer, P.A. Mr. Willoughby served as general counsel to the Greater Columbia Chamber of Commerce and currently serves as a member of the Board of Directors of the Columbia Chamber. Mr. Willoughby served three (3) years with the United States Army and over 33 years with the South Carolina Army National Guard, retiring in 2005 with the rank of Brigadier General. He received a B.S. degree in 1969 from Clemson University and a J.D. degree from the University of South Carolina in 1975.

        Mr. Willoughby's experience as a founding partner in his legal firm and over 33 years experience in the S.C. Army National Guard, retiring as a Brigadier General, allows him to bring significant organizational and administrative skills to the board of directors. His legal experience and insights provides the board with important perspective on corporate governance related matters and corporate strategy.

        If a quorum is present, the directors will be elected by a plurality of the votes cast at the meeting. This means that the five Class II nominees receiving the highest number of votes will be elected directors. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter.

Information Regarding Continuing Directors

        Set forth below is also information about each of the company's other directors. Each of the following directors is also a director of our bank.

        Richard K. Bogan, 65, Class I director, has served as a director of the company since its formation in 1994. Dr. Bogan has practiced medicine in Columbia, South Carolina since he started Pulmonary Associates of Carolina in 1978. He graduated with a B.S. degree from Wofford College in Spartanburg in 1966 and earned an M.D. degree from the Medical College of South Carolina in Charleston in 1970. Dr. Bogan has been president of Bogan Consulting, Inc., a medical consulting company, since December 1992 and holds memberships in numerous medical organizations. He is currently chairman and chief medical officer of SleepMed, Inc. and has served in this position since 1999.

        Dr. Bogan's experience and background as chairman, founder, and executive of several medical related companies allows him to bring significant management and leadership skills to our board. He has strong community ties to the Midlands of South Carolina.

        Michael C. Crapps, 52, Class I director, has served as our president and chief executive officer and as a director of the company since its formation in 1994. A lifelong Lexington County resident, he began his banking career with South Carolina National Bank in 1980, and by the time he changed jobs in 1985 he was a vice president and senior commercial lender in a regional office of that bank. From 1985 to 1993, he worked for Republic National Bank in Columbia, becoming president, chief executive officer, and a director of that bank. During his career, Mr. Crapps has been responsible for virtually all aspects of banking, including branches, commercial banking, operations, credit administration, accounting, human resources, and compliance. He also serves the banking industry through his involvement in the South Carolina Bankers Association having served as its chairman and on its board of directors. Mr. Crapps was selected as the 1997 Young Banker of the Year by the South Carolina Bankers Association. He received a B.S. degree in Economics in 1980 from Clemson University and an M.B.A. degree from the University of South Carolina in 1984. Mr. Crapps is also a graduate of the L.S.U. Banking School of the South. Mr. Crapps currently serves on the board of directors of the South Atlantic Division of the American Cancer Society (and is a past chairman) and currently serves as chairman of the Saluda Shoals Park Foundation and is on the Board of Directors of the Central Carolina Community Foundation. He is also a past chairman of the Lexington Chamber of Commerce.

        Mr. Crapps' experience in banking and vision for our company give him the leadership and consensus building skills that provide significant insight and expertise to the board. He is a lifelong resident of Lexington, South Carolina, and has significant ties to the Midlands of South Carolina. He has been very active in local community and civic organizations.

        Anita B. Easter, 66, Class I director, has served as a director of the company since its formation in 1994. Ms. Easter is retired. She is a former owner and director or Anchor Continental, Inc., a manufacturer of pressure-sensitive tapes. As a Registered Nurse, she returned to school and received a B.S. in Nursing from the University of South Carolina and was inducted into Sigma Theta Tau , the international honor society for nurses. She is past chair of the Greater Columbia Community Relations Council and is a member of the Columbia Luncheon Club, The League of Women Voters, and The USC College of Nursing Partnership Board.

        Mrs. Easter's experience, as a former owner and director of a large manufacturing company, provides the board with significant business insight and analytical skills. She has been active in civic and community organizations within the Midlands of South Carolina and is knowledgeable about the markets we serve.

        George H. Fann, Jr., D.M.D., 66, Class I director, has served as a director of the company since its formation in 1994. Dr. Fann has practiced dentistry in West Columbia, South Carolina for 40 years. He earned a B.S. degree from Clemson University in 1966 and a D.M.D. from the University Of Louisville School Of Dentistry in 1969. Dr. Fann is past chairman of the board of directors of Lexington Medical Center in West Columbia, South Carolina. Dr. Fann is a recipient of the Order of the Palmetto awarded by the Governor of South Carolina.

        Dr. Fann's experience as a medical professional, operating his business in the Midlands for 40 years, brings to the board insights relative to challenges and opportunities facing small businesses and healthcare professionals within our market areas. He has served as a board member and chairman of the board of a large medical center. As a lifelong resident of the Midlands of South Carolina, he has significant knowledge of the business environment and the markets we serve.

        Chimin J. Chao, 55, Class III director, has served as a director of the company since its formation in 1994. Mr. Chao lives in Lexington, South Carolina and since 1987 has been president of the engineering firm Chao and Associates, Inc. in Irmo, South Carolina. Mr. Chao is a member of the American Society of Engineers and the National Society of Professional Engineers. He received a M.S. degree in Structural Engineering at the University of South Carolina and holds a Professional Engineer license and General Contractors license in South Carolina.

        Mr. Chao is president of his engineering firm and has a strong knowledge of the issues facing small business professionals, which are a target market segment for our company. He has extensive knowledge of the business environment and the markets we serve.

        James C. Leventis, 73, Class III director, chairman emeritus, served as chairman of the board of directors of the company from its formation in 1994 until May 2009. Mr. Leventis stepped down as chairman effective May 19, 2009, but has continued as a Class III director. Mr. Leventis received a J.D. degree and a B.S. degree in Business Administration from the University of South Carolina. Mr. Leventis has extensive experience in the banking industry. From 1964 to 1968, Mr. Leventis was a commercial lending officer with First National City Bank of New York; from 1968 to 1974, he served as vice president and general manager of Genway Corp., a nationwide leasing system of General Motors dealers; and from 1985 to 1988, he served as president and chairman of Republic National Bank in Columbia. Mr. Leventis is also past vice chairman of the School Board of Richland District I, a past member and former chairman of the Richland County Council and Central Midlands Regional Planning Council, and past president of the Alumni Association of the University of South Carolina. He served on the boards of the South Carolina State Chamber of Commerce, South Carolina Bankers Association, Business Development Corporation, the Governor's School for Science and Mathematics, the Indian Waters Council and Southeastern Region Boy Scouts of America, the City Center Partnership of Columbia, and the Blue Ribbon Committee, Richland County School District One.

        Mr. Leventis has extensive knowledge of the banking industry, having worked in the industry for two very large financial services firms, as well as serving as chairman of two community banks over his career. He is very active in the Midlands of South Carolina community. He has served on numerous local civic and community boards as a director and chairman.

        Loretta R. Whitehead, 68, Class III director, has served as a director of the company since its formation in 1994. Ms. Whitehead has been a realtor since 1981 and is currently broker in charge of EXIT Real Estate Consultants in Lexington, South Carolina. She taught full-time from 1964 through 1968 after receiving a B.A. degree in English and Elementary Education from Columbia College in 1963. She also took additional graduate work at the University of South Carolina and University of Tennessee from 1963 through 1968. She is chairman of the Lexington Medical Center Foundation.

        Mrs. Whitehead has significant insights into and experience in the real estate market in the Midlands of South Carolina. She has been active in civic and community organizations within the Midlands of South Carolina and is knowledgeable about the markets we serve.

        J. Thomas Johnson, 64, Class III director, has served as vice chairman of the board since our merger with DutchFork BancShares in October 2004. From October 2004 until October 2007 he served as executive vice president of the company and the bank.. From 1984 until October 2004, Mr. Johnson served as chairman and chief executive officer of DutchFork BancShares and Newberry Federal Savings Bank. From 2009 to present Mr. Johnson has served as President and Chief Executive Officer of Citizens Building and Loan Association in Greer, South Carolina. Mr. Johnson has been in banking since 1968. He has served as chairman of the Community Financial Institutions of South Carolina and formerly served on the board of directors of the South Carolina Bankers Association. He is a member of the board of directors of the Federal Home Loan Bank of Atlanta representing South Carolina member banks. He is also chairman of Business Carolina, a statewide economic development lender. He received a B.S. in Marketing in 1968 from the University of South Carolina. He formerly served on the boards of the Newberry Opera House Foundation, the Central Carolina Alliance, the Central Carolina Community Foundation, and S.C. Independent Colleges and Universities.

        Mr. Johnson has extensive experience as a director, chairman, and CEO of a community bank for 20 years, prior to its acquisition by our company. He also serves as a director on the Federal Home Loan Bank of Atlanta. His experience brings substantial insight to our board as it relates to challenges and issues facing the community banking industry.

        Alexander Snipe, Jr., 60, has served as a Class III director of our company since May 2005. Mr. Snipe has been the president and chief executive officer of Glory Communications, Inc. since September 1992. Glory Communications, Inc. operates five gospel radio stations located in South Carolina markets, including its first station, WFMV, which began broadcasting in November 1993 in Columbia, South Carolina. Prior to forming Glory Communications, Inc., Mr. Snipe was the general sales manager at a radio station for 10 years. He has over 20 years of broadcasting experience. Mr. Snipe serves on the board of the William L. Bonner Bible College, The National Association of Broadcasters Radio Board, The Radio Board's Membership Committee (chairman), and The Gospel Heritage Foundation. Mr. Snipe is a former board member of the Columbia Urban League and The Gospel Music Association, and he is past president of the South Carolina Broadcasters Association.

        Mr. Snipe has significant experience operating a small business since 1992. He also serves on the boards of several other associations and foundations. He has strong ties to the Midlands of South Carolina and has extensive knowledge of the business environment and the markets we serve.

Information Regarding Remaining Executive Officers

        Set forth below is information about our executive officers, other than Mr. Crapps who is also a director and is discussed above.

        David K. Proctor, 54, has been the senior vice president/senior credit officer of the company since First Community Bank opened for business in 1995. From May 1994 to June 1995, he was the vice president of credit for Republic Leasing Company. From 1987 to 1994, he held various positions with Republic National Bank in Columbia and most recently was executive vice president and senior credit officer. He is a 1979 graduate of Clemson University with a B.S. in business administration.

        Joseph G. Sawyer, 60, has been senior vice president/chief financial officer of the company since First Community Bank opened for business in 1995. Prior to joining the company, he was senior vice president and general auditor for the National Bank of South Carolina. He is a certified public accountant and a 1973 graduate of The Citadel with a B.A. in political science.

 Proposal No. 2: Non-Binding, Advisory Vote on Compensation of the Named Executive Officers

        On February 13, 2009, the United States Congress passed the American Recovery and Reinvestment Act of 2009 (the "ARRA"). The ARRA requires, among other things, all participants in the Treasury's Troubled Asset Relief Program ("TARP") Capital Purchase Program ("CPP"), such as the company, to permit a non-binding shareholder vote to approve the compensation of the company's executives. The board of directors unanimously recommends that you vote FOR the approval of the compensation of our named executive officers as determined by the human resources/compensation committee and the board of directors, as disclosed in the Summary Compensation Table and in the other tables and related discussion included in this proxy statement.

        We believe that our compensation policies and procedures for our named executive officers are competitive yet conservative, are focused on pay for performance principles, and are strongly aligned with the long-term interests of our shareholders. Further, we believe that these policies are designed to reward our named executive officers for the achievement of strategic and operational goals, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. We also believe that both our shareholders and the company benefit from responsive corporate governance policies and constructive and consistent dialogue. This proposal, commonly known as a "Say on Pay" proposal, gives you as a shareholder the opportunity to endorse the compensation for our named executive officers by voting to approve or not approve such compensation as described in this proxy statement. We encourage you to review the tables and our narrative discussion included in this proxy statement.

        As set forth in the tables and narrative discussion under "Executive Compensation and Other Information," our compensation program for our executive officers is competitive, performance-oriented, and designed to support our strategic goals. Compensation of our named executive officers for 2010 reflected our financial performance for 2010. In particular, for named executive officers:

  •
  No bonuses were paid in 2010

        The human resources/compensation committee of the board periodically engages an external compensation consultant to provide an independent and objective review of the bank's compensation program for executive management and to offer recommendations on this compensation program. The most recent review was conducted in 2008 by Amalfi Consulting, and showed that compared to peer banks of similar size, geography, and performance, our executives were paid less than the market median compensation. In 2010 the human resources/compensation committee worked with external compensation consultant Blanchard Chase, LLC to develop an equity incentive plan that was included as a recommendation as a result of the 2008 external compensation study. The committee felt this equity plan added an important long term component to the compensation plan to executives, other officers, and the board of directors and did not encourage any unnecessary or excessive risk taking and further aligned their interests with those of the company's shareholders.

        Under the ARRA, your vote is advisory and will not be binding upon the company, the board, or the human resources/compensation committee. However, the company, the board, and the human resources/compensation committee will take into account the outcome of the vote when considering future executive compensation arrangements. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission (the "SEC").

        The board asks our shareholders to vote in favor of the following resolution at the annual meeting:

          "Resolved, that the compensation paid to the company's named executive officers, as disclosed in the company's proxy statement for the 2011 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and any related material disclosed in the proxy statement, is hereby approved."

        If a quorum is present, the proposal will be approved if the number of shares of common stock voted in favor of the matter exceed the number of shares of common stock voted against the matter. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter.

Proposal No. 3: Ratification of Appointment of Independent Registered Public Accounting Firm

        On March 5, 2011, the audit/compliance committee of the board of directors appointed Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2011. Although we are not required to seek shareholder ratification in the selection of our accountants, we believe obtaining shareholder ratification is desirable. If the shareholders do not ratify the appointment of Elliott Davis, the audit/compliance committee will re-evaluate the engagement of our independent auditors. Even if the shareholders do ratify the appointment, our audit/compliance committee has the discretion to appoint a different independent registered public accounting firm at any time during the year if the audit/compliance committee believes that such a change would be in the best interest of our shareholders and us. We expect that a representative of Elliott Davis will attend the meeting and will be available to respond to appropriate questions from shareholders.

        The board unanimously recommends that shareholders vote FOR the ratification of the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2011.

        If a quorum is present, the proposal will be approved if the number of shares of common stock voted in favor of the matter exceed the number of shares of common stock voted against the matter. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter.

Proposal No. 4: Approval of the Company's 2011 Stock Incentive Plan

        On March 15, 2011, our board of directors adopted, subject to shareholder approval, the 2011 First Community Corporation Stock Incentive Plan (the "Plan") that provides for the grant of restricted stock awards and stock options to our officers, employees, directors, advisors, and consultants. A total of 350,000 shares of common stock have been reserved for the issuance of restricted stock and stock options (all of which may be incentive stock options) pursuant to awards under the Plan, subject to the anti-dilution provisions of the Plan. The following summary of the material features of the Plan is qualified in its entirety by reference to the copy of the Plan which is attached as Appendix A to this proxy statement and is incorporated by reference into this summary.

Purpose of the Plan

        We believe we have been able to attract highly qualified personnel to the company and the bank in part through the use of stock option grants and awards of restricted stock, and that it is desirable to have the continued ability to attract additional personnel and to return and reward exceptional performance by employees through other awards that encourage stock ownership and proprietary interest in the company. The board of directors believes that the Plan would provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the company rest, and whose present and potential contributions to the company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the company. By providing such individuals with additional incentive and reward opportunities, the board believes that the Plan will provide incentives to employees to increase shareholder value and therefore further align the interests of the employees with those of the shareholders to benefit all shareholders of the company. We also believe that the Plan is designed to reward our named executive officers for the achievement of strategic and operational goals, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking

Administration of the Plan

        The Plan provides that it is to be administered by the board of directors, the human resources/compensation committee of the board of directors, or any other committee appointed by the board of directors to administer the Plan. The board has appointed the human resources/compensation committee as the Administrator of the Plan until further notice is given. Any such committee may, but is not required to be, comprised of two or more "outside" directors, within the meaning of section 162(m) of the Internal Revenue Code of 1986 (the "Code") and within the meaning of the term "non-employee director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934. The administrator will administer the Plan and will have sole authority, in its discretion, to determine which officers, employees, consultants, advisors or directors will receive awards under the Plan, the number of shares of common stock to be subject to each award, and the forfeiture restrictions (as defined below) for each award. The administrator will have such additional powers delegated to it under the Plan, including the power to construe the Plan and the award agreements executed with recipients of awards thereunder and to determine the terms, restrictions, and provisions of each agreement. The administrator may also correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any award agreement in the manner and to the extent it would deem expedient to carry it into effect. The determinations of the administrator on these matters will be conclusive.

Shares Subject to the Plan

        The Plan provides for awards of both "stock options" and "restricted stock."

        The Plan requires that stock options can only be issued at or above the fair market value per share on the date of grant. Stock options granted to participants under the Plan may be either incentive stock options, or ISOs, under the provisions of Section 422 of the Code, or options that are not subject to the provisions of Section 422 of the Code, or Nonqualified Options. Stock options entitle the recipient to purchase shares of common stock at the exercise price specified in the award agreement. The administrator at its discretion determines the number of option shares, the term of the option, the exercise price (subject to the minimum price described above), the vesting schedule and performance conditions (if any), and any other terms and conditions. In the case of 10% shareholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to each of these requirements may be made for options that the company may grant in substitution for options held by employees of companies that the company acquires. In such a case, the exercise price is adjusted to preserve the economic value of the employee's stock option from his or her former employer.

        The administrator will determine the periods during which the options will be exercisable. However, no option will be exercisable more than 10 years after the date of grant. Payment of the exercise price of any option may be made in cash or cash equivalent, as determined by the administrator, to the extend permitted by law (1) by means of any cashless exercise procedure approved by the administrator, (2) by delivering shares of common stock already owned by the option holder, (3) by such other method as the administrator may determine, or (4) any combination of the foregoing.

        Restricted stock consists of shares of common stock which are granted to the participant, subject to certain restrictions against disposition and certain obligations to forfeit such shares to the company under certain circumstances (the "Forfeiture Restrictions"). The Forfeiture Restrictions, which may be different for each award, will be determined by the administrator in its sole discretion, and the administrator may provide that the Forfeiture Restrictions will lapse upon:

  1)
  the attainment of one or more performance targets established by the administrator, which may be based upon, among other things, changes in share price (either in absolute terms or relative to a selected index), earnings per share, market share, net income (before or after tax), return on equity or assets, net interest margin, or changes in levels of loans, assets or deposits;

  2)
  the participant's continued employment with the company or continued services as a consultant or director for a specified period of time;

  3)
  the occurrence of any event or the satisfaction of any other condition specified by the administrator in its sole discretion; or

  4)
  a combination of any of the foregoing.

        Restricted stock awarded under the Plan will be represented by a stock certificate or book entry registered in the name of the participant. Unless otherwise provided in an agreement, the participant will have the right to receive dividends, if any, with respect to such shares of restricted stock, to vote such shares and to enjoy all other shareholder rights, except that the company will retain custody of the stock certificate and the participant may not sell, transfer, pledge or otherwise dispose of the restricted stock until the Forfeiture Restrictions have expired. A breach of the terms and conditions established by the administrator pursuant to an award will cause a forfeiture of the award. The administrator expects that participants generally will not be required to make any payment for common stock received pursuant to an award, except to the extent otherwise determined by the administrator or required by law.

        The administrator may, in its discretion, fully vest any or all stock options or restricted stock awarded to a participant under an award and, upon such vesting, all option vesting conditions or Forfeiture Restrictions applicable to the award will terminate. Any such action by the administrator may vary among individual participants and may vary among awards held by any individual participant. The administrator may not, however, take any such action with respect to an award that has been granted to a "covered employee," within the meaning of Treasury Regulation Section 1.162-27(c)(2), if such award is intended to meet the exception for performance-based compensation under Section 162(m) of the Code.

        At the time any award is made, the company and the participants will enter into an option agreement or restricted stock agreement (each, an "award agreement") setting forth the terms of the award and such other matters as the administrator may determine to be appropriate. The terms and provisions of the award agreements need not be identical, and the administrator may, in its sole discretion, amend an outstanding award agreement at any time in any manner that is not inconsistent with the provisions of the Plan. The maximum number of shares that may be subject to awards granted to any one participant may not exceed 100% of the aggregate number of shares of common stock that may be issued under the Plan (as adjusted from time to time in accordance with the provisions of the Plan).

Amendment and Termination of the Plan

        The board of directors may amend or terminate the Plan; provided, that shareholder approval will be required to (i) increase the total number of shares reserved for issuance under the Plan, or (ii) change the class of recipients eligible to participate in the Plan. No amendment shall adversely affect any of the rights of any holder of any award without the holder's consent. The administrator may accept surrender of outstanding stock options or restricted stock under the Plan and grant new awards in substitution for them; provided, that the administrator will not exchange underwater stock options without prior shareholder approval. The Plan shall terminate in any event ten years after its effective date, but outstanding awards continue until they expire.

Authorized Shares

        In the event of a stock dividend, stock split, reorganization, merger, recapitalization or other change affecting the common stock, such proportionate adjustments, if any, as the administrator deems appropriate, will be made with respect to (1) the aggregate number and kind of shares that may be issued under the Plan, (2) the number, kind, and exercise price (or other cash or property) of shares issuable pursuant to each outstanding award made under the Plan, and (3) the maximum number and kind of shares that may be subject to awards granted to any one individual under the Plan.

        If any award is forfeited, or if any option terminates, expires or lapses without being exercised, shares of common stock subject to such awards will again be available for distribution in connection with awards under the Plan. If the exercise price of any option is satisfied by delivering shares of common stock to the company (by either actual delivery or by attestation), only the number of shares of common stock delivered to the participant net of the shares of common stock delivered to the company or attested to will be deemed delivered for purposes of determining the maximum numbers of shares of common stock available for delivery under the Plan. To the extent any shares of common stock subject to an award are not delivered to a participant because such shares are used to satisfy an applicable tax-withholding obligation, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of common stock available for delivery under the Plan.

Tax Effects of Participation in the Plan

Stock Options

        There are no federal income tax consequences to the participant or to the company on the granting of options. The federal tax consequences upon exercise will vary depending on whether the option is an incentive stock option or a nonqualified stock option.

        Incentive Stock Options.    When a participant exercises an incentive stock option, the participant will not at that time realize any income, and the company will not be entitled to a deduction. However, the difference between the fair market value of the shares on the exercise date and the exercise price will be a preference item for purposes of the alternative minimum tax. The participant will recognize capital gain or loss at the time of disposition of the shares acquired through the exercise of an incentive stock option if the shares have been held for at least two years after the option was granted and one year after it was exercised. The company will not be entitled to a tax deduction if the participant satisfies these holding period requirements. The net federal income tax effect to the holder of the incentive stock options is to defer, until the acquired shares are sold, taxation on any increase in the shares' value from the time of grant of the option to the time of its exercise, and to tax such gain, at the time of sale, at capital gain rates rather than at ordinary income rates.

        If the holding period requirements are not met, then upon sale of the shares the participant generally recognizes as ordinary income the excess of the fair market value of the shares at the date of exercise over the exercise price stated in the award agreement. Any increase in the value of the shares subsequent to exercise is long or short-term capital gain to the participant depending on the participant's holding period for the shares. However, if the sale is for a price less than the value of the shares on the date of exercise, the participant might recognize ordinary income only to the extent the sales price exceeded the option price. In either case, the company is entitled to a deduction to the extent of ordinary income recognized by the participant.

        Nonqualified Stock Options.    Generally, when a participant exercises a nonqualified stock option, the participant recognizes income in the amount of the aggregate market price of the shares received upon exercise less the aggregate amount paid for those shares, and the company may deduct as an expense the amount of income so recognized by the participant. The holding period of the acquired shares begins upon the exercise of the option, and the participant's basis in the shares is equal to the market price of the acquired shares on the date of exercise.

Restricted Stock

        Under the Code as presently in effect, a participant generally will not recognize any income for federal income tax purposes at the time an award of restricted stock is made, nor will the company be entitled to a tax deduction at that time, unless the participant elects to recognize income at the time that award of restricted stock is made. If the participant does not make such election, the value of the common stock will be taxable to the participant as ordinary income in the year in which the Forfeiture Restrictions lapse with respect to such shares of stock. We have the right to deduct, in connection with all awards, any taxes required by law to be withheld and to require any payments required to enable it to satisfy our withholding obligations. We will generally be allowed an income tax deduction equal to the ordinary income recognized by the participant at the time of such recognition.

Additional Tax Matters

        We may not deduct compensation of more than $1,000,000 that is paid in a taxable year to certain "covered employees" as defined in Section 162(m) of the Code. The deduction limit, however, does not apply to certain types of compensation, including qualified performance-based compensation. We anticipate that some awards under the Plan will constitute qualified performance-based compensation for purposes of Section 162(m) of the Code.

        Unless otherwise determined in an award agreement, in the event of a change in control, as defined in the Plan: (1) each outstanding option or restricted share shall become fully vested and, if applicable, exercisable, (2) the restrictions, payment conditions, and forfeiture conditions applicable to any such award granted shall lapse, and (3) any performance conditions imposed with respect to awards shall be deemed to be fully achieved. Under Section 280G of the Code, we may not deduct certain compensation payable in connection with a change of control. The acceleration of vesting of awards in conjunction with a change in control of the company may be limited under certain circumstances thereby avoiding nondeductible payments under Section 280G.

Plan Benefits

        Because no awards have been granted under the Plan as of the date of this proxy statement and all awards will be granted at the discretion of the administrator, it is not possible for us to determine and disclose the amounts of awards that may be granted to the named executive officers and the executive officers as a whole, if the Plan is approved. The maximum aggregate number of shares of common stock that may be subject to stock options granted in any calendar year to any one participant shall be 100,000 shares, and the maximum aggregate number of shares of common stock that may be subject to awards of restricted stock granted in any calendar year to any one participant shall be 100,000 shares. Such limitation shall be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

Reasons for Authorization and Vote Required

        The Plan is being submitted to the shareholders for approval pursuant to Section 162(m) of the Code.

        If a quorum is present, the proposal will be approved if the number of shares of common stock voted in favor of the matter exceed the number of shares of common stock voted against the matter. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter.

        The board of directors recommends you vote FOR the approval of the 2011 First Community Corporation Stock Incentive Plan.

 CORPORATE GOVERNANCE

        The board of directors met 13 times in 2010. Each director in 2010 attended at least 75% of the combined total of meetings of the board of directors and meetings of each committee on which such director served.

        Neither the board nor the nomination and corporate governance committee has implemented a formal policy regarding director attendance at an annual meeting of shareholders. Board members are expected to attend the annual shareholders meeting. In 2010, nine directors attended the 2010 Annual Meeting of Shareholders.

        The board has determined that a majority of its members are independent as defined by the listing standards of The NASDAQ Stock Market. Specifically, our board of directors has determined that the following directors are independent: Richard K. Bogan, M.D., Thomas C. Brown, Chimin J. Chao, Anita B. Easter, O. A. Ethridge, D.M.D., George H. Fann, Jr., D.M.D., W James Kitchens, Jr., Alexander Snipe, Jr., Roderick M. Todd, Jr., Loretta R. Whitehead, and Mitchell M. Willoughby.

        The board of directors has established a Code of Business Conduct and Ethics that applies to all directors, officers and employees, which may be found on our website at www.firstcommunitysc.com. The information on our website is not part of this proxy statement. The company intends to post on its website all disclosures that are required by law or The NASDAQ Stock Market listing standards concerning any amendments to, or waivers from, the Code of Business Conduct and Ethics. Shareholders may request a copy of the Code of Business Conduct and Ethics by written request directed to First Community Corporation, Attention: Corporate Secretary, 5455 Sunset Blvd, Lexington, South Carolina 29072.

        Shareholders may communicate directly to the board of directors in writing by sending a letter to the board at: First Community Corporation, Attention: Corporate Secretary, 5455 Sunset Blvd., Lexington, South Carolina 29072. All letters directed to the board of directors will be received and processed by the corporate secretary and will be forwarded to the chairman of the nomination and corporate governance committee without any editing or screening.

Board Leadership Structure and Role in Risk Oversight

        We are focused on the company's corporate governance practices and value independent board oversight as an essential component of strong corporate performance to enhance shareholder value. Our commitment to independent oversight is demonstrated by the fact that a majority of our directors are independent. In addition, all of the members of our board of directors' audit/compliance, human resources/compensation, and nominating and corporate governance committees are independent.

        Our board of directors believes that it is preferable for one of our independent directors to serve as chairman of the board. The person our board of directors appointed as chairman, Mitchell M. Willoughby, has been one of our directors since 1994 and is a long-time resident of our primary market area. We believe it is the CEO's responsibility to manage the company and the chairman's responsibility to guide the board as it provides leadership to our executive management. As directors continue to be faced with more oversight responsibility than ever before, we believe it is beneficial to have separate individuals in the role of chairman and CEO. Traditionally, the company has maintained the separateness of the roles of the chairman and the CEO. In making its decision to have an independent chairman, the board of directors considered the time and attention that Mr. Crapps is required to devote to managing the day-to-day operations of the company. By having another director serve as chairman of the board of directors, Mr. Crapps will be able to focus his entire energy on running the company. This will also ensure there is no duplication of effort between the CEO and the chairman. We believe this board leadership structure is appropriate in maximizing the effectiveness of board oversight and in providing perspective to our business that is independent from executive management.

        Our audit/compliance committee is primarily responsible for overseeing the company's risk management processes on behalf of the full board of directors. The audit/compliance committee focuses on financial reporting risk and oversight of the internal audit process. It receives reports from management at least quarterly regarding the company's assessment of risks and the adequacy and effectiveness of internal control systems, as well as reviewing credit and market risk (including liquidity and interest rate risk) and operational risk (including compliance and legal risk). Strategic and reputation risk are also regularly considered by this committee. The audit/compliance committee also receives reports from management addressing the most serious risks impacting the day-to-day operations of the company. Our director of internal audit reports to the audit committee and meets with the audit/compliance committee in executive sessions as needed to discuss any potential risk or control issues involving management. The audit/compliance committee reports regularly to the full board of directors, which also considers the company's entire risk profile. The full board of directors focuses on certain significant risks facing the company and on certain aspects of the company's general risk management strategy. Management is responsible for the day-to-day risk management processes. We believe this division of responsibility is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

        We recognize that different board leadership structures may be appropriate for companies in different situations. We will continue to reexamine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet the company's needs.

Committees of the Board

        Our board of directors has three standing committees: the audit/compliance committee, the human resources/compensation committee, and the nomination and corporate governance committee. Each committee serves in a dual capacity as a committee of the company and of the bank.

Audit/Compliance Committee

        The following directors are members of the audit/compliance committee: W. James Kitchens, Jr. (Chairman), Anita B. Easter, O. A. Ethridge, D.M.D., Loretta R. Whitehead, and Mitchell M. Willoughby. The board of directors has determined that all of these committee members are independent, as contemplated in the listing standards of The NASDAQ Stock Market. Our board has determined that Mr. Kitchens, who was appointed to the audit/compliance committee on March 16, 2004, qualifies as an audit committee financial expert under SEC rules. The audit/compliance committee met four times in 2010.

        The audit/compliance committee has the responsibility of reviewing the company's financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The committee recommends to the board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor's audit plans, and reviews with the independent auditors the results of the audit and management's responses. The board of directors has adopted an audit/compliance committee charter, which may be found by clicking on the link for "Investor Information" on our website at www.firstcommunitysc.com. The charter outlines the committee's responsibilities for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts and may be amended by the board at any time. The audit/compliance committee reports its findings to the board of directors.

Human Resources/Compensation Committee

        The following directors are members of the human resources/compensation committee: Thomas C. Brown (Chairman), Chimin J. Chao, Roderick M. Todd, Jr., and Loretta R. Whitehead.

        The human resources/compensation committee is comprised entirely of independent directors as prescribed by The NASDAQ Stock Market listing standards. The board of directors has adopted a human resources/compensation committee charter, which may be found by clicking on the link for "Investor Information" on our website at www.firstcommunitysc.com. The human resources/compensation committee met four times during 2010. This committee is responsible for determining director and executive officer compensation. Twice a year the human resources/compensation committee discusses and evaluates employee compensation plans in light of an assessment of any risk posed to the company from such plans. The human resources/compensation committee annually evaluates and recommends to the board the compensation package for the President/Chief Executive Officer.

        The human resources/compensation committee also annually reviews the compensation packages for members of the bank's executive committee. The President/Chief Executive Officer has the responsibility to annually evaluate the performance of each of the members of the bank's executive committee and determine their compensation packages. Compensation packages for non-executive employees is determined by individual supervisors in conjunction with the bank's Director of Human Resources and these compensation decisions are made based on criteria included in the bank's overall budget which is approved annually by the company's board of directors.

        The human resources/compensation committee is responsible for:

  a)
  Annually reviewing the form and amount of director compensation and recommending compensation packages to the Board.

  b)
  Annually reviewing employee compensation strategies; benefit plans including insurance and retirement plans, and equity programs.

  c)
  Appointing trustees to oversee the company's 401K plan.

  d)
  Annually evaluating the President / Chief Executive Officer's (CEO) performance as it compares to the Company's goals and objectives, providing feedback to him on his performance, and recommending to the Board his compensation package, including base salary level, incentive compensation plan, equity plans, and any special or supplemental benefits.

  e)
  Reviewing and making recommendations to the Board concerning employment agreements, severance agreements, change in control agreements, as well as any supplemental benefits.

  f)
  Oversight of all incentive plans, and, as such, shall consider methods of creating incentives for management to achieve sustained growth in earnings and shareholder value and to retain key management personnel, including annual cash incentive plans, long-term incentive plans, equity plans, as well as any special supplemental benefits and making recommendations to the Board concerning the design structure of such plans.

  g)
  Serving as the stock committee or stock sub-committee and, as such, has the authority to approve awards under the Company's stock option plan and other equity plans.

  h)
  Approving the annual report on executive compensation and director's fees for inclusion in the Company's proxy statement.

  i)
  Approving the annual Committee report for inclusion in the Company's proxy statement.

  j)
  Annually, reporting to the Board on succession planning for the CEO. The Board should consider and evaluate potential successors to the CEO.

  k)
  Reporting its activities and recommendations to the Board of Directors at any regular or special meeting of the Board of Directors.

  l)
  Annually reviewing its charter and presenting it to the Board for approval.

        The human resources/compensation committee has the sole authority to select, retain and terminate a compensation consultant and approve such consultant's fees and other retention terms. In connection with their engagement of Amalfi Consulting, LLC (which as of December 2010 is now known as McLagan, an AonHewitt company) during 2008, our human resources/compensation committee instructed Amalfi Consulting, LLC to identify a compensation peer group of publicly-traded financial institutions that is generally comparable to the company in size, geography and performance, review the competitiveness of the compensation elements currently offered by the company to its executives, and make recommendations and observations regarding the potential alignment of the company's executive compensation practices, and provide analysis and recommendations on amending our supplemental executive retirement plans to comply with current tax regulations and limitations under the Capital Purchase Program.

        In connection with the human resources/compensation committee's engagement of Blanchard Chase, LLC during 2010, the committee instructed Blanchard Chase, LLC to make recommendations and observations regarding the Company's equity compensation practices. Blanchard Chase, LLC was engaged to help with the development and implementation of recommendations made in the 2008 Amalfi Consulting, LLC external compensation study, primarily the equity incentive plan.

Nomination and Corporate Governance Committee.

        The following directors are members of the nomination and corporate governance committee: George H. Fann (Chairman), Chimin J. Chao, Alexander Snipe, Jr., and Roderick M. Todd, Jr.

        The nomination and corporate governance committee is comprised entirely of independent directors as prescribed by The NASDAQ Stock Market listing standards. This committee met three times during 2010.

        On March 16, 2004, our board adopted a nomination and corporate governance committee charter which may be found on our website by clicking on the link for "Investor Information" at www.firstcommunitysc.com.com. The charter provides that the responsibilities of the committee include: (a) reviewing the qualifications and independence of the members of the board and its various committee assignments; (b) evaluating incumbent directors in determining consideration for reelection; (c) recommending board nominees for election as officers; (d) providing guidance on board and corporate governance issues; and (e) considering director candidates recommended by shareholders who submit nominations in accordance with our bylaws.

        Shareholders who submit candidates for nomination must deliver nominations in writing to the secretary of the company no later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, seven days after notice of the special meeting is given to shareholders. Each notice must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the SEC's proxy rules, had the nominee been nominated, or intended to be nominated, by the board of directors; and (v) the consent of each nominee to serve as a director of the company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

        The nomination and governance committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the nomination and governance committee members consider and discuss diversity, among other factors, with a view toward the needs of the board of directors as a whole. The nominating committee members generally conceptualize diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities or attributes that contribute to board heterogeneity, when identifying and recommending director nominees. The nomination and governance committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the committee's goal of creating a board of directors that best serves the needs of the company and the interests of its shareholders.

        In evaluating such director recommendations, the committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of our board of directors. Under these criteria, members of the board of directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of our shareholders.

        The committee uses a variety of methods for identifying and evaluating nominees for director. They regularly assess the appropriate size of the board of directors, and whether any vacancies are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the committee considers various potential candidates for director. Candidates may come to their attention through current members of the board, shareholders, or other persons. These candidates are evaluated at regular or special meetings of the board, and may be considered at any point during the year. The committee considers properly submitted shareholder recommendations for candidates. In evaluating such recommendations, the committee uses the qualifications and standards discussed above, and it seeks to achieve a balance of knowledge, experience and capability on the board of directors.

Report of the Audit/Compliance Committee

        Management is responsible for the company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the company's consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and issuing a report thereon. The audit/compliance committee's responsibility is to monitor and oversee these processes.

        In this context, the committee has met and held discussions with management and Elliott Davis, LLC, the company's independent auditors in 2010. In discharging its oversight responsibility as to the audit process, the audit/compliance committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the audit/compliance committee concerning independence and has discussed with the independent auditors their independence from the company and its management. The committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of First Community Corporation internal controls and the internal audit function's organization, responsibilities, budget and staffing. The committee reviewed both with the independent and internal auditors their audit plans, audit scope and identification of audit risks.

        The committee reviewed and discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards

No. 61, as amended, "Communication with Audit and Finance Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The committee also discussed the results of the internal audit examinations.

        The committee reviewed and discussed the audited consolidated financial statements of First Community Corporation as of and for the year ended December 31, 2010, with management and the independent auditors.

        Based on the above-mentioned review and discussions with management and the independent auditors, the committee recommended to the board that First Community Corporation's audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC. On March 15, 2011, the committee appointed Elliott Davis, LLC as the company's independent auditors for 2011.

        The report of the audit committee is included herein at the direction of its members Mr. Kitchens, Ms. Easter, Dr. Ethridge, Ms. Whitehead, and Mr. Willoughby.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation of Directors and Executive Officers

Executive Compensation

        The following table shows the compensation we paid for the years ended December 31, 2010 and 2009 to our chief executive officer and president, our chief financial officer, and the most highly compensated other executive officer who earned over $100,000 for the year ended 2010 (collectively, the "named executive officers").

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings(1) ($)	All Other Compensation(2) ($)	Total ($)

Michael C. Crapps,	2010	$269,500	—	—	—	—	$56,940	$13,174	$339,614
President & CEO	2009	$258,933	—	—	—	—	$53,499	$13,668	$326,100

David K. Proctor	2010	$153,750	—	—	—	—	$32,061	$7,901	$193,712
Senior Vice President, Senior Credit Officer	2009	$133,750	—	—	—		$30,124	$6,370	$170,244

Joseph G. Sawyer	2010	$165,000	—	—	—	—	$54,987	$6,600	$226,587
Senior Vice President Chief Financial Officer	2009	$150,000	—	—	—	—	$51,664	$6,820	$208,484

(1)
Amounts reflect the change in the present value of benefits attributable to named executive officers for the applicable compensation, as calculated under non-qualified retirement benefit plans.

(2)
For Mr. Crapps, includes $9,800 and $9,800 company matching contribution to 401(k) plan for 2010 and 2009, respectively, and $1,020 for country club dues for 2010 and 2009 and $2,354 for premiums paid on term life insurance policy for 2010 and $2,290 in 2009.

For Mr. Proctor, includes $6,150 and $5,350 company matching contribution to 401(k) plan for 2010 and 2009, respectively, as well as $1,020 for country club dues for 2010 and 2009.

For Mr. Sawyer, includes $6,600 and $6.000 company matching contribution to 401(k) plan for 2010 and 2009, respectively, as well as $820 for health club dues for 2009.

Named Executive Officer Employment Agreements

        Michael C. Crapps.    On June 1, 2008, we entered into a new employment agreement with Mr. Crapps to serve as the President and Chief Executive Officer of the company and bank. Unless terminated earlier according to provisions in the employment agreement, the agreement provides a three-year term of employment and at the end of each day during the term of employment the term of the agreement is automatically extended for an additional day so that the remaining term continues to be three years, except that either party can give the other party written notice of and fix the term to a finite term of three years from the date of the written notice.

        The initial base salary for Mr. Crapps was $249,867, which amount is subject to annual review by the board of directors and may be increased. Mr. Crapps will be eligible to receive bonuses if he meets the goals set forth annually for him by the human resources/compensation committee of the board of directors. Furthermore, Mr. Crapps will be eligible for the company's long-term equity incentive program and for the grant of stock options, restricted stock and other similar awards.

        Mr. Crapps will be provided with a country club membership as well as a life insurance policy for the benefit of his spouse and heirs. Mr. Crapps is entitled to participation in retirement, health, welfare and other benefit plans and programs of the company applicable to employees generally or to senior executives.

        The employment agreement provides that, if the company terminates the executive's employment without cause, the company shall be obligated to pay the employee compensation in an amount equal to 100% of his then current monthly base salary each month, subject to a six month delay, for twenty-four months from the date of termination, plus any bonus earned or accrued through the date of termination. After a change in control, the company will pay the employee an amount equal to three times the then current annual base salary. In addition, the company will pay the employee any bonus earned or accrued through the date of change in control. The company will remove any restrictions on outstanding incentive awards so that all such awards vest immediately. The company must continue to pay at its expense medical, dental, disability and life insurance benefits for a period of two years.

        In the event that the company's independent accountants acting as its auditors on the date of a change in control determine that the payments provided for in the employment agreement constitute "excess parachute payments" under Section 280G of the Code, then the compensation payable under the employment agreement will be reduced to an amount the value of which is $1.00 less than the maximum amount that could be paid to Mr. Crapps without his compensation being treated as "excess parachute payments" under Section 280G.

        The employment agreement contains provisions relating to non-solicitation of customers and personnel and non-competition during the term of employment and the two years thereafter, as well as a provision relating to the protection of confidential information.

        David K. Proctor and Joseph G. Sawyer.    On June 1, 2008, the company entered into employment agreements with David K. Proctor, as senior vice president and senior credit officer, and Joseph G. Sawyer, as senior vice president and chief financial officer. Both employment agreements provide for an initial term of three years, to be extended automatically each day for an additional day so that the remaining term of the agreement will continue to be three years. The term may be fixed at three years without extension by notice of either party to the other. The term of each agreement is currently three years. The agreement with Mr. Proctor provides for a starting annual salary of $127,500 and the agreement with Mr. Sawyer provides for an annual salary of $140,000 per year, and the amounts will be reviewed annually and increased from time to time. Mr. Proctor and Mr. Sawyer are also eligible to receive annual payments based upon achievement criteria established by the board of directors.

        Both agreements provide that, if the company terminates the executive's employment without cause, the company shall be obligated to pay the employee compensation in an amount equal to 100%

of his then current monthly base salary each month, subject to a six month delay, for twelve months from the date of termination, plus any bonus earned or accrued through the date of termination. After a change in control, the company will pay the employee an amount equal to two times the then current annual base salary. In addition, the company will pay the employee any bonus earned or accrued through the date of change in control. The company will remove any restrictions on outstanding incentive awards so that all such awards vest immediately. The company must continue to pay at its expense medical, dental, disability and life insurance benefits for a period of two years.

        The employment agreement contains provisions relating to non-solicitation of customers and personnel and non-competition during the term of employment and the two years thereafter, as well as a provision relating to the protection of confidential information.

        On November 21, 2008, in connection with our participation in the Capital Purchase Program established by the U.S. Department of the Treasury under the Emergency Economic Stabilization Act of 2008 (as amended, "EESA"), each of Messrs. Crapps, Proctor, and Sawyer entered into letter agreements with the company amending the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including any so-called "golden parachute" provisions) as may be necessary, during the period that the Treasury owns any debt or equity securities of the company acquired pursuant to the Capital Purchase Program. The letter agreements were entered into to comply with Section 111 of the EESA, including prohibitions on certain severance payments in connection with a termination of employment under certain circumstances and a requirement to return to the company any bonus or incentive compensation paid to the named executive officer by the company during the covered period if such bonus or incentive compensation is paid based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

        In January 2010, Messrs. Crapps, Sawyer, and Proctor signed a "bonus clawback agreement" allowing the company to recover compensation received by the executive based on materially inaccurate financial statements or performance metric criteria.

Outstanding Equity Awards at Fiscal Year-End

        The following table shows the number of shares covered by both exercisable and non-exercisable options owned by the individuals named in the Summary Compensation Table as of December 31, 2010, as well as the related exercise prices and expiration dates. Options are granted pursuant to the plan.

Outstanding Equity Awards at December 31, 2010

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Michael C. Crapps	5,000	—	—	$20.20	1/19/2015	—	—	—	—

David K. Proctor	5,000	—	—	$20.20	1/19/2015	—	—	—	—

Joseph G. Sawyer	5,000	—	—	$20.20	1/19/2015	—	—	—	—

Option Exercises and Stock Vested

        There were no stock options exercised by any named executive officers during the year ended December 31, 2010.

Certain Retirement and Salary Continuation Benefits

        The company has established the First Community Bank, NA Profit Sharing Plan a qualified 401(k) defined contribution plan, pursuant to which the company makes matching and discretionary contributions on behalf of the each of the executive officers. The company also maintains and pays premiums on behalf of each executive officer under a life insurance plan and provides partial payment of premiums for medical benefits if the executive officer so elects.

        We have entered into salary continuation agreements with Michael Crapps, David Proctor, and Joseph Sawyer. The salary continuation agreements provide for an annual supplemental retirement benefit to be paid to each of the applicable executives, commencing at the specified normal retirement age and payable in monthly installments for a prescribed number of years. Each applicable executive will also receive this benefit if his employment is terminated following a change in control (as defined in the executive's employment agreement).

        If the executive dies after separation of service but before his annual supplemental benefit commences, the executive's benefit will be paid to his beneficiaries, beginning with the month following the bank's receipt of a copy of the executive's death certificate. If the executive dies after his benefit has commenced, the remaining benefits will be paid to the executive's beneficiaries at the same time and in the same amounts that would have been distributed to the executive had he survived. If the executive dies during active service, 100% of his accrual balance (as defined in the salary continuation agreement) will be paid in a lump sum to his beneficiaries.

        If the executive experiences a disability that results in separation of service prior to the normal retirement age, the executive will be entitled to 100% of his accrual balance determined as of the end of the plan year preceding termination.

        If the executive is terminated without cause (as defined in the executive's employment agreement), the executive is entitled to 100% of his accrual balance determined as of the end of the plan year preceding such termination. This benefit is determined by vesting the executive in 10% of the accrual balance at the end of the first plan year, and an additional 10% of such amount at the end of each succeeding year thereafter until the executive becomes 100% vested in the accrual balance.

        To offset the annual expense accruals for the benefits payable to the executives under the salary continuation agreements, the bank acquired bank-owned life insurance ("BOLI"). It is anticipated that the BOLI will provide full cost recovery of the benefits paid to the executives under the salary continuation agreements upon their deaths.

        The foregoing summary of the material features of the salary continuation agreements for Messrs. Crapps, Proctor and Sawyer is qualified in its entirety by reference to the provisions of the agreements, the form of which is attached as Exhibit 10.1 to a Form 8-K filed by the company with the SEC on August 3, 2006.

        See also the discussion under "Named Executive Officer Employment Agreements."

Director Compensation

        During the year ended December 31, 2010, outside directors received a retainer in the amount of $6,000 and fees of $800 for attendance at each board meeting and $300 for attendance at each committee meeting. Committee chairpersons received $6,500 as an annual retainer. The chairman received an $11,000 retainer and $1,150 for each board meeting. Mr. Crapps, as an employee of the company, does not receive any board fees. He is not listed in the table below because his compensation as a named executive officer is described above in this proxy statement. The following is a summary of the compensation paid to directors for 2010.

Name	Fees Earned or Paid in Cash (3)($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Richard K. Bogan	$19,274	—	—	—	—	—	$19,274
Thomas C. Brown	21,320	—	—	—	—	—	21,320
Chimin J. Chao	21,110	—	—	—	—	—	21,110
Anita B. Easter	17,600	—	—	—	—	—	17,600
O.A. Ethridge	18,948	—	—	—	—	—	18,948
George H. Fann, Jr.	22,219	—	—	—	—	—	22,219
W. James Kitchens, Jr.	22,274	—	—	—	—	—	22,274
J. Thomas Johnson(1)	16,700	—	—	—	—	183,780	200,480
James C. Leventis(2)	19,100	—	—	—	—	25,083	44,183
Alexander Snipe, Jr.	18,810	—	—	—	—	—	18,810
Roderick M. Todd, Jr.	18,700	—	—	—	—	—	18,700
Loretta R. Whitehead	18,326	—	—	—	—	—	18,326
Mitchell M. Willoughby	29,636	—	—	—	—	—	29,636

(1)
Mr. Johnson was paid $12,815 (includes $315 in health insurance reimbursement) per month for the year ended December 31, 2010, under the terms of his employment, consulting and noncompete agreement entered into upon consummation of the DutchFork merger on October 1, 2004 and $30,000 for the year ended December 31, 2010 under the terms of his supplement executive retirement agreement, which agreement is further described below.

(2)
James C. Leventis retired as an executive officer of the bank and terminated his employment agreement in February of 2010. Mr. Leventis did not receive any severance payment under his employment agreement. Mr. Leventis continues to serve as a director of the company. He was paid $25,083 for the year ended December 31, 2010 under the terms of his supplement executive retirement agreement, which agreement is further described below.

(3)
The company has implemented a director deferred compensation plan whereby the director can elect to defer the annual retainer and earned monthly fees. For the amounts deferred under the plan the director receives units that can be exchanged for stock when the director retires. The amounts reflected in this column include the deferred amounts.

        The following table summarizes the fee amounts deferred for each director electing all or partial deferral.

Name	2010 Fees Deferred ($)(1)	Accumulated Share Units (#)	Accumulated Share Units Since Inception
Richard K. Bogan	$19,274	3,275.27	7,763.46
Chimin J. Chao	21,110	3,635.01	8,873.94
O. A. Ethridge	148	25.29	942.99
George H. Fann	19	3.29	122.73
J. Thomas Johnson	16,977	2,924.30	2,924.30
W. James Kitchens, Jr.	74	12.64	471.13
Alexander Snipe, Jr.	18,810	3,203.38	8,019.07
Loretta R. Whitehead	126	21.54	803.09
Mitchell M. Willoughby	11,736	1,952.83	4,682.72

(1)
Amounts include dividend allocation on accumulated units beginning in 2010.

        In connection with their prior employment by the company, the company entered into supplemental executive retirement agreements with each of James C. Leventis and J. Thomas Johnson. If either such director dies after his or her benefit has commenced, the remaining benefits will be paid to the executive's beneficiaries at the same time and in the same amounts that would have been distributed to the executive had he or she survived. Pursuant to their respective supplement executive retirement agreements, Mr. Johnson is entitled to receive $30,000 annually for seventeen years, beginning in October 2009, and Mr. Leventis is entitled to receive $30,100 annually for ten years, beginning in March of 2010. Mr. Johnson was paid $30,000 in 2010 under the plan, and Mr. Leventis was paid $25,083 in 2010 under the plan.

Security Ownership of Certain
Beneficial Owners and Management

        The following table shows how much common stock of the company is owned by the directors, executive officers, and owners of more than 5% of the outstanding common stock, as of March 31, 2011. The mailing address for each beneficial owner is care of First Community Corporation, 5455 Sunset Boulevard, Lexington, South Carolina, 29072.

Name	Number of Shares Owned(1)	Right to Acquire(2)	% of Beneficial Ownership(3)
Richard K. Bogan	3,100		.09%
Thomas C. Brown	21,125		.65%
Chimin J. Chao	34,239		1.05%
Michael C. Crapps	50,495	5,000	1.69%
Anita B. Easter	21,655		.66%
O.A. Ethridge	21,311		.65%
George H. Fann, Jr.	66,242		2.02%
W. James Kitchens, Jr.	4,761		.15%
J. Thomas Johnson	28,462		.87%
James C. Leventis(4)	13,614	5,000.57%
David K. Proctor	15,383	5,000.62%
Joseph G. Sawyer	13,897	5,000.58%
Alexander Snipe, Jr.	2,905		.09%
Roderick M. Todd, Jr.	6,830		.21%
Loretta R. Whitehead	15,750		.48%
Mitchell M. Willoughby	21,375		.65%
All executive officers and directors as a group (16 persons)	341,144	20,000	10.97%

(1)
Includes shares for which the named person has sole voting and investment power, has shared voting and investment power, or holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

(2)
Includes shares that may be acquired within the next 60 days as of March 31, 2011 by exercising vested stock options but does not include any unvested stock options.

(3)
For each individual, this percentage is determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options or warrants. For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options. The calculations are based on 3,273,533 shares of common stock outstanding on March 31, 2011.

(4)
Includes 7,268 shares held by an investment affiliate of Mr. Leventis.

 Certain Relationships and Related Transactions

        We make loans and enter into other transactions in the ordinary course of business with our directors and officers and their affiliates. It is our policy that these loans and other transactions substantially be on the same terms (including price or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. We do not expect these transactions to involve more than the normal risk of collectability nor present other unfavorable features to us. Loans to individual directors and officers must also comply with our lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. Our policy is that all of our transactions with our affiliates will be on terms no less favorable to us than could be obtained from an unaffiliated third party and will be approved by a majority of disinterested directors or by our audit/compliance committee. This policy is not written, but is followed.

Section 16(a) Beneficial Ownership Reporting Compliance

        As required by Section 16(a) of the Securities Exchange Act of 1934, our directors and executive officers and certain other individuals are required to report periodically their ownership of our common stock and any changes in ownership to the SEC. Based on a review of Forms 3, 4, and 5 and any representations made to us, we believe that all such reports for these persons were filed in a timely fashion during 2010 for transactions occurring in 2010.

Independent Registered Public Accountants

        We have selected Elliott Davis, LLC, to serve as our independent registered public accounting firm for the year ending December 31, 2011. A representative of Elliott Davis, LLC, will be present at the annual meeting and will have the opportunity to make a statement if desired, and is expected to be available to respond to appropriate questions.

Audit Fees

	Year Ended December 31, 2010	Year Ended December 31, 2009
Audit Fees(1)	$89,000	$88,700
Audit-Related Fees(2)	26,130	32,872
Tax Fees	10,595	8,120

Total	$125,725	$129,692

(1)
Audit Fees consisted primarily of the audit of the company's annual consolidated financial statements and for reviews of the condensed consolidated financial statements included in the company's quarterly reports, and the audit of the company's 401(k) Plan.

(2)
Audit Related Fees for 2010 consist of procedures related to potential offering documents, the audit of the company's 401(k) Plan, and miscellaneous accounting research and discussions with management. Audit related fees for 2009 consisted of procedures related to Sarbanes-Oxley 404(b), which was postponed in October 2009 after procedures had been performed, along with additional procedures related to review of goodwill impairment and TARP accounting, and the audit of the company's 401(k) Plan.

 Oversight of Accountants; Approval of Accounting Fees

        Under the provisions of its charter, the audit/compliance committee is responsible for the retention, compensation, and oversight of the work of the independent auditors. The committee reviews any proposed services to insure that securities laws do not prohibit them and approves the scope of all services prior to being performed. All of the accounting services and fees reflected in the table above have been reviewed and approved by the audit/compliance committee, and individuals who were not employees of the independent auditor performed none of the services.

Shareholder Proposals for the 2012 Annual Meeting of Shareholders

        If shareholders wish a proposal to be included in the company's proxy statement and form of proxy relating to the 2012 annual meeting of shareholders, they must deliver a written copy of their proposal to the principal executive offices of the company no later than December 15, 2011. To ensure prompt receipt by the company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with the company's bylaws relating to shareholder proposals in order to be included in the company's proxy materials.

        Any shareholder proposal to be made at an annual meeting, but which is not requested to be included in our proxy materials, must comply with our bylaws. Proposals must be delivered to our principal executive offices not later than 90 days in advance of the annual meeting.

Appendix A—Proxy Statement

FIRST COMMUNITY CORPORATION
2011 STOCK INCENTIVE PLAN

  Section 1.    General Purpose of Plan; Definitions.

        The name of this plan is the 2011 First Community Corporation Stock Incentive Plan (the "Plan"). The Plan was approved by the Board of Directors on March 15, 2011 (the "Effective Date") and subsequently adopted by the shareholders of the Company on                  , 2011. The purpose of the Plan is to enable the Company and its Subsidiaries to attract and retain highly qualified personnel who will contribute to the Company's success and to provide incentives to Participants to increase shareholder value and therefore benefit all shareholders of the Company.

        For purposes of the Plan, the following terms shall be defined as set forth below:

        (a)   "Administrator" means the Board and/or the Committee, as the case may be, to the extent that it administers the Plan, as set forth in Section 2 below.

        (b)   "Award" means any award granted under the Plan.

        (c)   "Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions applicable to the Award.

        (d)   "Board" means the Board of Directors of the Company.

        (e)   "Cause" shall mean with respect to the Company or any Subsidiary which employs the Participant or for which such Participant primarily performs services, (i) the commission by the Participant of an act of fraud, embezzlement, theft or proven dishonesty, or any other illegal act or practice (whether or not resulting in criminal prosecution or conviction), or any act or practice which the Administrator shall, in good faith, deem to have resulted in the Participant becoming unbondable under the Company's or the Subsidiary's fidelity bond; (ii) the willful engaging by the Participant in misconduct which is deemed by the Administrator, in good faith, to be materially injurious to the Company or any Subsidiary, monetarily or otherwise, including, but not limited to, improperly disclosing trade secrets or other confidential or sensitive business information and data about the Company or any Subsidiary and competing with the Company or its Subsidiaries, or soliciting employees, consultants or customers of the Company of any Subsidiary in violation of law or any employment or other agreement to which the Participant is a party; or (iii) the willful and continued failure or habitual neglect by the Participant to perform his or her duties with the Company or the Subsidiary substantially in accordance with the operating and personnel policies and procedures of the Company or the Subsidiary generally applicable to all their employees. For purposes of this Plan, no act or failure to act by the Participant shall be deemed be "willful" unless done or omitted to be done by Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interest of the Company and/or the Subsidiary. Notwithstanding the foregoing, if the Participant has entered into an employment agreement that is binding as of the date of employment termination, and if such employment agreement defines "Cause," then the definition of "Cause" in such agreement shall apply to the Participant in this Plan. "Cause" under either (i), (ii) or (iii) shall be determined by the Administrator.

        (f)    "Change in Control" means the first to occur of any one of the events:

            (i)  any Person is or becomes a beneficial owner (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly (but excluding in the securities beneficially owned by such Person any securities acquired directly from the Company (provided that an acquisition directly from an underwriter, or from an investment bank acting as an initial purchaser, pursuant to a securities offering by the Company shall be deemed to be an acquisition directly from the Company)) of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who acquires such beneficial ownership in connection with a transaction described in clause (v) below;

           (ii)  any plan or proposal for the dissolution or liquidation of the Company is adopted by the shareholders of the Company;

          (iii)  individuals who, as of the Effective Date, constituted the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

          (iv)  all or substantially all of the assets of the Company are sold, transferred or distributed; or

           (v)  there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a "Transaction"), in each case, with respect to which either (1) the shareholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50% of the combined voting power of the Company or the entity surviving such Transaction (or, if the Company or the entity surviving such Transaction is then a subsidiary, the ultimate parent thereof) in substantially the same respective proportions as such shareholders' ownership of the voting power of the Company immediately before such Transaction or (2) the individuals who comprise the Board immediately prior thereto do not constitute at least a majority of the board of directors of the Company, the entity surviving such transaction or, if the Company or the entity surviving such Transaction is then a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions. In addition, for any Award that constitutes deferred compensation under Section 409A of the Code, a Change of Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

        (g)   "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

        (h)   "Committee" means the Compensation Committee of the Board or, if applicable, any other committee the Board may appoint to administer the Plan. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Board specified in the Plan may be exercised by the Committee. The Committee may, but is not required to be, comprised of two or more "outside" directors, within the meaning of section 162(m) of the Internal Revenue Code, who are also "non-employee directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934.

        (i)    "Common Stock" or "Stock" means the common stock, par value $0.01 per share, of the Company.

        (j)    "Company" means First Community Corporation, a South Carolina corporation (or any successor corporation that assumes this Plan, either contractually or by operation of law).

        (k)   "Eligible Recipient" means an officer, director, employee, consultant, or advisor of the Company or any Subsidiary.

        (l)    "Exercise Price" means the per Share price at which a Participant holding an Award of Options may purchase Shares issuable with respect to such Award of Options, if any.

        (m)  "Fair Market Value" on any date shall mean:

            (i)  if the Common Stock is readily tradeable on an established securities market (as defined in Treasury Regulation § 1.897-1(m)), the average selling price during the 30-day period preceding the day the value is to be determined, which price shall be determined by taking the arithmetic mean of such selling prices on all trading days during the 30-day period;

           (ii)  if the Common Stock is not readily traded on any securities exchange (as defined in Treasury Regulation § 1.897-1(m)), but is quoted on the over-the-counter market, the average of the closing high bid and low asked prices of the Common Stock during the 30-day period preceding the day the value is to be determined, which price shall be determined by taking the arithmetic mean of such averages of the closing high bid and low asked prices on all trading days during the 30-day period; or

          (iii)  if the Common Stock also is not traded on the over-the-counter market (as defined in Treasury Regulation § 1.897-1(m)), the fair market value as determined in good faith by the Board or the Committee by application of a reasonable valuation method consistently applied and taking into consideration all available information material to the value of the Company; factors to be considered may include, as applicable, the value of tangible and intangible assets of the Company, the present value of future cash-flows of the Company, the market value of stock or equity interests in similar corporations which can be readily determined through objective means (such as through trading prices on an established securities market or an amount paid in an arm's length private transaction), and other relevant factors such as control premiums or discounts for lack of marketability. For purposes of the foregoing, a valuation prepared in accordance with any of the methods set forth in Treasury Regulation § 1.409A-1(b)(5)(iv)(B)(2), consistently used, shall be rebuttably presumed to result in a reasonable valuation. This paragraph is intended to comply with the definition of "fair market value" contained in Treasury Regulation § 1.409A-1(b)(5)(iv) and should be interpreted consistently therewith.

        (n)   "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships of the Participant.

        (o)   "Incentive Stock Option" or "ISO" means any Option intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

        (p)   "Nonqualified Stock Option" or "NQSO" means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

        (q)   "Option" means an option to purchase Shares granted pursuant to Section 6 of the Plan.

        (r)   "Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority in Section 2 of the Plan, to receive an Award.

        (s)   "Permanent and Total Disability" shall have the same meaning as given to that term by Treasury Regulation § 1.409A-3(i)(4).

        (t)    "Purchasable" shall refer to Common Stock which may be purchased by an Optionee under the terms of this Plan on or after a certain date specified in the applicable Stock Option Agreement.

        (u)   "Purchase Price" means the per-Share price, if any, at which a Participant awarded Restricted Stock may purchase such Restricted Stock.

        (v)   "Qualified Domestic Relations Order" shall have the meaning set forth in the Code or in the Employee Retirement Income Security Act of 1974, or the rules and regulations promulgated under the Code or such Act.

        (w)  "Restricted Stock" means Shares subject to certain restrictions granted pursuant to Section 7 of the Plan.

        (x)   "Shares" means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to Sections 3 or 4 of the Plan, and any successor security.

        (y)   "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

        (z)   "Treasury Regulations" means regulations promulgated by the United States Department of Treasury pursuant to the Code, as amended, including proposed or temporary regulations as applicable.

  Section 2.    Administration.

        The Plan shall be administered by the Board or by the Committee (unless and to the extent that the Board directs the Committee not to administer the Plan). Pursuant to the terms of the Plan, the Board or the Committee, as the case may be from time to time, shall serve as the Administrator and shall have the power and authority:

        (a)   to select those Eligible Recipients who shall be Participants;

        (b)   to determine whether and the extent to which Awards are to be granted to Participants under the Plan;

        (c)   to determine the number of Shares to be covered by or subject to each Award granted under the Plan;

        (d)   to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted under the Plan; and

        (e)   to determine the terms and conditions, not inconsistent with the terms of the Plan, that shall govern all written instruments evidencing Awards granted under the Plan, including Award Agreements.

        The Administrator shall have the authority, in its sole discretion, to: adopt, alter, and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; correct any defect, supply any omission, reconcile any inconsistency, and resolve any ambiguity in, and otherwise interpret, the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto); and otherwise supervise the administration of the Plan. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants.

        Notwithstanding the above, and subject to Sections 3, 4, 6, 9, 10, and 13, outstanding Options granted under the Plan shall not be repriced without approval by the Company's shareholders. In particular, neither the Board nor the Committee may take any action: (1) to amend the terms of an outstanding Option to reduce the Exercise Price thereof, cancel an Option and replace it with a new Option with a lower Exercise Price, or that has an economic effect that is the same as any such reduction or cancellation or (2) to cancel an outstanding Option having an Exercise Price above the then-current Fair Market Value of the Stock in exchange for the grant of another type of Award, without, in each such case, first obtaining approval of the shareholders of the Company of such action.

  Section 3.    Shares Subject to the Plan.

        Subject to Section 4 of the Plan, the total number of Shares reserved and available for issuance under the Plan shall be 350,000 Shares. The following limits shall apply to grants of all Awards under the Plan: (i) the maximum aggregate number of shares of Stock that may be subject to Options granted in any calendar year to any one Participant shall be 200,000 Shares; and (ii) the maximum aggregate number of shares of Stock that may be subject to Awards of Restricted Stock granted in any calendar year to any one Participant shall be 100,000 Shares, and (iii) the maximum aggregate number of Shares to be issued under the Plan through Incentive Stock Options shall be 100,000. Such limitations shall be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

        Such Shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. At all times the Company shall reserve and keep available a sufficient number of shares as shall be required to satisfy the requirements of all outstanding Options under the Plan.

        To the extent that an Option expires or is otherwise cancelled, surrendered, exchanged or terminated without being exercised, or Shares are withheld to satisfy an Option Exercise Price, such Shares shall again be available for issuance in connection with future Options granted under the Plan; provided however that to the extent that any Shares issuable with respect to or subject to any Award are forfeited or withheld (or shares of Stock owned by a Participant are delivered to the Company, including by attestation) to satisfy tax withholding obligations, such Shares (and any such shares of Stock so delivered) shall not again be available for issuance in connection with future Awards granted under the Plan.

  Section 4.    Corporate Transactions.

        In the event of any merger, consolidation, combination, reorganization, recapitalization, reclassification, extraordinary cash dividend, stock dividend, stock split, reverse stock split, or other change in corporate structure, the Administrator shall make an equitable substitution or proportionate adjustment in (i) the aggregate number of Shares reserved for issuance under the Plan, and (ii) the kind, number, Exercise Price of Shares (or other cash or property) issuable with respect to outstanding Options granted under the Plan (which may become, without limitation, shares of an acquiring entity or other successor corporation that assumes this Plan), and (iii) the kind, number, and Purchase Price, if any, of Shares subject to any outstanding Awards of Restricted Stock granted under the Plan (which may become, without limitation, shares of an acquiring entity or other successor corporation that assumes this Plan), in each case as may be determined by the Administrator, in its sole discretion; provided, that with respect to ISOs, any adjustment shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder; and provided, further, that no such adjustment shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of Section 409A of the Code. Other substitutions or adjustments in connection with an event or series of events listed in this Section 4 may be made by the Administrator, as determined by the Administrator in its sole discretion, including, but not limited to, the cancellation of any outstanding Awards for no consideration.

  Section 5.    Eligibility.

        The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients. The Administrator shall have the authority to grant Awards under the Plan to the Eligible Recipients; provided, however, that only current employees may be granted ISOs.

  Section 6.    Options.

        Options may be granted alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be substantially in the form attached as Exhibit A to this Plan, or in such other form as the Administrator may from time to time approve, and the provisions of each Option need not be the same with respect to each Participant. Participants who are granted Options shall enter into an Award Agreement with the Company substantially in the form attached as Exhibit A to this Plan, or in such form as the Administrator shall determine, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted in connection with such Award Agreement.

        Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. If and to the extent any Option granted under the Plan intended to qualify as an ISO does not qualify as an ISO, such Option shall constitute a separate NQSO to such extent. More than one Option may be granted to the same Participant and be outstanding concurrently under the Plan.

        Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

        (a)    Option Exercise Price.    The Exercise Price of Shares issuable with respect to an Option shall be determined by the Administrator in its sole discretion, provided, however, that such Exercise Price shall not be less than 100% of the Fair Market Value on the date of grant. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary and an ISO is granted to such Participant, the Exercise Price of such ISO shall be no less than 110% of the Fair Market Value on the date such Option is granted.

        (b)    Option Term.    The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than 10 years after the date such Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary and an ISO is granted to such employee, the term of such ISO (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

        (c)    Exercisability.    Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after the time of grant. The Administrator may provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine, all in its sole discretion.

        (d)    Method of Exercise.    Subject to Sections 6(c) and 9 of the Plan, Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Administrator specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator in its sole discretion. As determined by the Administrator in its sole discretion, payment in whole or in part may also be made: (i) to the extent permitted by applicable law, by means of any cashless exercise procedure approved by the Administrator; (ii) in the form of unrestricted shares of Common Stock already owned by the Participant (based on the Fair Market Value on the date the Option is exercised); provided, however, that in the case of an ISO, the right to make payment in the form of already owned shares of Common Stock may be authorized only at the time of grant; (iii) any other form of consideration approved by the Administrator and permitted by applicable law; or (iv) any combination of the foregoing.

        A Participant shall generally have the rights to dividends and any other rights of a shareholder with respect to the Shares subject to the Option only after the Participant has given written notice of exercise, has paid in full for such Shares, and, if requested, has given the representation described in paragraph (b) of Section 13 of the Plan.

        (e)    Non-Transferability of Options.    Except as otherwise provided in the Award Agreement, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will, or by the laws of descent and distribution, except that NQSOs may be transferred if and to the extent set forth in an Award Agreement.

        (f)    Annual Limit on Incentive Stock Options.    To the extent that the aggregate Fair Market Value (determined as of the date the ISO is granted) of Shares with respect to which ISOs granted to a Participant under this Plan and all other equity compensation plans of the Company or any Subsidiary become exercisable for the first time by the Participant during any calendar year exceeds $100,000 (as determined in accordance with Section 422(d) of the Code), the number of Shares attributable to the amount of such Fair Market Value exceeding $100,000 shall be treated as issuable with respect to NQSOs.

        (g)    Certain Successor Options.    To the extent not inconsistent with the terms, limitations and conditions of Code Section 422 and any regulations promulgated with respect thereto, an Option issued in respect of an option held by an employee to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any Subsidiary of the Company) may contain terms that differ from those stated in this Section 6, but solely to the extent necessary to preserve for any such employee the rights and benefits contained in such predecessor option, or to satisfy the requirements of Code Section 424(a).

        (h)    Forfeiture by Order of Regulatory Agency.    If the Company's or any of its financial institution Subsidiaries' capital falls below the minimum requirements contained in 12 CFR § 3 or below a higher requirement as determined by the Company's or such Subsidiary's primary bank regulatory agency, such agency may direct the Company to require Participants to exercise or forfeit some or all of their Options. All options granted under this Plan are subject to the terms of any such directive.

  Section 7.    Restricted Stock.

        Awards of Restricted Stock may be granted either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, awards of Restricted Stock shall be made; the number of Shares to be awarded with respect to an Award of Restricted Stock; the Purchase Price, if any, to be paid by the Participant for the acquisition of Restricted Stock; and the Restricted Period (as defined in Section 7(b) of the Plan) applicable to an Award of Restricted Stock. Award Agreements with respect to Restricted Stock shall be substantially in the form attached hereto as Exhibit B to this Plan or in such other form as the Administrator may from time to time approve, and the provisions of Awards of Restricted Stock need not be the same with respect to each Participant. An Award of Restricted Stock shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.

        (a)    Stock Certificates.    Subject to Section 7(b) below, with respect to each Participant who is granted an Award of Restricted Stock, the Company shall either (i) issue a stock certificate in respect of such Award of Restricted Stock, which certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award of Restricted Stock; or (ii) enter such Award of Restricted Stock in book entry form (with appropriate restrictions noted with respect thereto), such method to be determined by the Administrator in its sole discretion. The Company may require that any stock certificates evidencing Restricted Stock granted under the Plan be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award of Restricted Stock.

        (b)    Restrictions and Conditions Applicable to Restricted Stock.    An Award of Restricted Stock granted pursuant to this Section 7 shall be subject to the following restrictions and conditions:

            (i)  The Purchase Price, if any, of Shares purchasable under an Award of Restricted Stock shall be determined by the Administrator in its sole discretion at the time of grant.

           (ii)  Subject to the provisions of the Plan and the Award Agreement governing any such Award of Restricted Stock, during such period as may be set by the Administrator commencing on the date of grant of the Award, the Participant shall not be permitted to sell, transfer, pledge, or assign such Shares of Restricted Stock (such period, the "Restricted Period"); provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion. Such restrictions shall be determined by the Administrator in its sole discretion, and the Administrator may provide that such restrictions lapse upon (1) the attainment of one or more performance goals established by the Administrator, (2) the Participant's continued employment with the Company or any Subsidiary, or continued service as a director, consultant or advisor of the Company or any Subsidiary, for a specified period of time, (3) the occurrence of any other event or the satisfaction of any other condition specified by the Administrator in its sole discretion, or (4) a combination of any of the foregoing.

          (iii)  Subject to paragraph (b) of Section 12 of the Plan and/or unless otherwise provided in an Award Agreement, a Participant awarded Restricted Stock under the Plan generally shall have the rights of a shareholder of the Company with respect to such Restricted Stock during the Restricted Period (including, without limitation, the right to vote the Restricted Stock and to receive dividends thereon). Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restricted Period expires without forfeiture in respect of such Shares of Restricted Stock, except as the Administrator, in its sole discretion, shall otherwise determine.

          (iv)  For purposes of qualifying grants of Restricted Stock as "performance-based compensation" under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of performance goals. Such performance goals may be based on (1) net income (before or after taxes) of the Company, (2) net income per share of Common Stock, (3) the Company's return on equity or return on assets, (4) the Company's net interest margin, (5) changes in levels of loans, assets or deposits, (6) the Company's market share, or (7) changes in the price of Common Stock (either in absolute terms or relative to an index selected by the Administrator). The performance goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as "performance-based compensation" under Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Committee may follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code.

        (c)    Administrator's Discretion to Accelerate Vesting of Awards.    The Administrator may, in its discretion and as of a date determined by the Administrator, fully vest any or all Restricted Stock awarded to a Participant pursuant to an Award and, upon such vesting, all restrictions applicable to such Award shall terminate as of such date. Any action by the Administrator pursuant to this section may vary among individual Participants and may vary among the Awards held by any individual Participant. Notwithstanding the preceding provisions of this section, the Administrator may not take any action described in this section with respect to an Award that has been granted to a "covered Employee" (within the meaning of Treasury Regulation § 1.162-27(c)(2)) if such Award is intended to meet the exception for performance-based compensation under Section 162(m) of the Code.

  Section 8.    Termination of Employment or Service.

        Unless otherwise set forth in the Award Agreement with respect to an Option, if a Participant's employment with or service as a director, consultant or advisor to the Company or to any Subsidiary terminates by reason of his or her death, Permanent and Total Disability or for any other reason, an Option granted to such Participant may thereafter be exercised to the extent such Option is vested for a period of 90 days (or twelve months in the event of termination by reason of death or Permanent and Total Disability) following termination of employment or service. If, and to the extent that, after termination of employment or service, the Participant does not exercise his or her Option within the applicable time, the unexercised Option shall terminate, and the Shares issuable with respect to such unexercised Option shall revert to the Plan. If a Participant's employment terminates for Cause, all Options granted to such Participant shall cease to be exercisable and shall terminate as of the date of termination of employment for Cause.

        Except as otherwise set forth in Section 9 of the Plan or as may otherwise be set forth in an Award Agreement, if, on the date of termination of employment or service, the Participant is not vested as to his or her entire Award, the Shares issuable with respect to the unvested portion of such Award shall be forfeited and revert to the Plan.

  Section 9.    Change in Control

        Unless otherwise determined in an Award Agreement, in the event of a Change in Control:

        (a)   Effective immediately prior to the occurrence of the Change in Control, (i) each outstanding Award shall become fully vested and, if applicable, exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) any performance conditions imposed with respect to Awards shall be deemed to be fully achieved.

        (b)   The Administrator may (but is not required to) notify all Participants that all outstanding Awards shall be assumed by the acquiring entity or substituted on an equitable basis with awards issued by the acquiring entity.

        (c)   For purposes of this Section 9, an Award shall be considered assumed or substituted for if, following the Change in Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to Shares, the Award instead confers the right to receive common stock or other securities of the acquiring entity.

        (d)   Notwithstanding any other provision of the Plan, in the event of a Change in Control, except as would otherwise result in adverse tax consequences under Section 409A of the Code, the Board may, in its sole discretion, provide that each Award shall, immediately upon the occurrence of a Change in Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (i) the excess (if any) of the consideration paid per Share in the Change in Control (as determined by the Administrator in its sole discretion) over the exercise or purchase price (if any) per Share subject to the Award multiplied by (ii) the number of Shares subject to the Award (if the consideration paid per share in the Change in Control is deemed by the Administrator to be less than the Exercise Price or purchase price (if any) per Share subject to an Award, then such Awards may be deemed to have been paid in full and canceled by the Administrator).

  Section 10.    Amendment and Termination.

        The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation that would materially impair the rights of a Participant under any Award granted or Award Agreement in effect under the Plan shall be made without such Participant's consent. The Administrator may accept surrender of outstanding Awards and grant new Awards in substitution for them; provided, that the Administrator will not exchange underwater Options without prior shareholder approval. To the extent necessary and desirable, the Board shall obtain approval of the Company's shareholders for any amendment that would:

        (a)   except as set forth in Section 3 of the Plan, increase the total number of Shares reserved for issuance under the Plan; or

        (b)   change the class of officers, directors, employees, consultants, and advisors eligible to participate in the Plan.

        The Administrator may amend the terms of any Award granted under the Plan, prospectively or retroactively, but, subject to Section 4 of the Plan, no such amendment shall impair the rights of any Participant without his or her consent. Notwithstanding the previous sentence, the Administrator reserves the right to amend the terms of any Award or Award Agreement as may be necessary or appropriate to avoid adverse tax consequences under Section 409A of the Code or to comply with any requirements under the Company's "clawback" policy regarding incentive compensation, or such "clawback" requirements under the Sarbanes-Oxley Act of 2002 or the Dodd-Frank Wall Street Reform and Consumer Protection Act.

  Section 11.    Unfunded Status of Plan.

        The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

  Section 12.    General Provisions.

        (a)   Shares shall not be issued pursuant to the exercise or settlement of any Award granted under the Plan unless the exercise or settlement of such Award and the issuance and delivery of such Shares pursuant to such Award shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        (b)   The Administrator may require each person acquiring Shares granted under the Plan to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law. The certificates for such Shares may include the legend set forth below, or any other legend that the Administrator deems appropriate to reflect any restrictions on transfer for such Shares.

  "THE ISSUANCE OF THE SHARES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT."

        (c)   Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval, if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or granting of an Award shall not confer upon any Eligible Recipient any right to continued employment with or service to the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient at any time.

        (d)   Unless otherwise set forth in an applicable Award Agreement, a Participant may elect, no later than the date as of which the value of an Award becomes includible in the gross income of the Participant for Federal income tax purposes (the "withholding date"), to have the Company withhold vested whole shares of Common Stock deliverable upon the exercise of an Option or the vesting of the Restricted Stock to satisfy (in whole or in part) the amount, if any, that the Company or any Subsidiary is required to withhold for taxes; provided, however, that the amount of shares of Common Stock so withheld shall have a Fair Market Value (as of the withholding date) that is not in excess of the amount determined by the Company to be equal to the applicable minimum statutorily required withholding tax payments. Any such election shall be irrevocable.

        To the extent that a Participant does not make such an election, or such election does not fully satisfy such minimum statutorily required withholding tax payments, then (x) the Company may require that the Participant pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such Award, as a condition of the exercise of any Option, (y) the Company may withhold vested whole shares of Common Stock deliverable upon exercise of an Option or vesting of the Restricted Stock to satisfy (in whole or in part) the amount, if any, that the Company or any Subsidiary is required to withhold for taxes; provided, however, that the amount of shares of Common Stock so withheld shall have a Fair Market Value (as of the withholding date) that is not in excess of the amount determined by the Company to be equal to the applicable minimum statutorily required withholding tax payments, and (z) the Company shall have the right to deduct from any payment of any kind otherwise due to a Participant up to an amount equal to any federal, state or local taxes of any kind required by law to be withheld in connection with the granting, vesting or exercise of an Award (not to exceed the amount determined by the Company to be the applicable minimum statutorily required withholding tax payments). Upon request, the Participant shall reimburse the Company for any taxes that the Company withholds that are not otherwise reimbursed as contemplated above in this Section 12(d).

        (e)   No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation. Except to the extent prohibited by applicable law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

        (f)    If a Participant is an officer or director of the Company within the meaning of Section 16, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule(s) promulgated under the Securities Exchange Act of 1934, to qualify the Award for any exemption from the provisions of Section 16 available under such Rule. Such conditions are hereby incorporated herein by reference and shall be set forth in the agreement with the Participant, which describes the Award.

        (g)   The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any shares of Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any shares of Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such shares is in compliance with all applicable laws, regulations or governmental authority and the requirements of any securities exchange on which shares of Stock are traded. The Committee may require, as a condition of the issuance and delivery of shares of Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such shares, if certificated, bear such legends, and if dematerialized, be so restricted, in each case, as the Committee, in its sole discretion, deems necessary or desirable.

  Section 13.    Section 409A of the Code.

        Notwithstanding any provision in the Plan to the contrary, no payment or distribution under this Plan that constitutes an item of deferred compensation under Section 409A of the Code and becomes payable by reason of a Participant's termination of employment or service with the Company will be made to such Participant unless such Participant's termination of employment or service constitutes a "separation from service" (as defined in Section 409A of the Code). For purposes of this Plan, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Section 409A of the Code. If a participant is a "specified employee" (as defined in Section 409A of the Code), then to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, such Participant shall not be entitled to any payments upon a termination of his or her employment or service until the earlier of: (i) the expiration of the six-month period measured from the date of such Participant's "separation from service" or (ii) the date of such Participant's death. Upon the expiration of the applicable waiting period set forth in the preceding sentence, all payments and benefits deferred pursuant to this Section 13 (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such deferral) shall be paid to such Participant in a lump sum as soon as practicable, but in no event later than 60 calendar days, following such expired period, and any remaining payments due under this Plan will be paid in accordance with the normal payment dates specified for them herein.

  Section 14.    Term of Plan.

        The Plan shall be effective as of the Effective Date. No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards granted under the Plan prior to the tenth anniversary of the Effective Date may extend beyond the tenth anniversary of the Effective Date pursuant to the terms of the Award as provided for under the Plan and the terms of the applicable Award Agreement.

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EXHIBIT A
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FIRST COMMUNITY CORPORATION
2011 STOCK INCENTIVE PLAN

Form of Stock Option Agreement

FIRST COMMUNITY CORPORATION
STOCK OPTION AGREEMENT

        THIS STOCK OPTION AGREEMENT (this "Agreement") is entered into as of this [            ] day of [                        ], 2011, between First Community Corporation, a South Carolina corporation (the "Company"), and [                                    ] (the "Optionee").

        WHEREAS, on [                        ], 2011, the Board of Directors of the Company adopted a Stock Incentive Plan known as the "First Community Corporation 2011 Stock Incentive Plan" (the "Plan"), and recommended that the Plan be approved by the Company's shareholders; and

        WHEREAS, the Committee has granted the Optionee a stock option to purchase the number of shares of the Company's common stock as set forth below, and in consideration of the granting of that stock option the Optionee intends to remain in the employ of the Company; and

        WHEREAS, the Company considers it desirable and in its best interest that the Optionee be provided an inducement to acquire an ownership interest in the Company and an additional incentive to advance the interest of the Company through the grant of an option to purchase shares of common stock of the Company pursuant to the Plan; and

        WHEREAS, the Company and the Optionee desire to enter into a written agreement with respect to such option in accordance with the Plan.

        NOW, THEREFORE, as an employment incentive and to encourage stock ownership, and also in consideration of the mutual covenants contained herein, the Company and the Optionee agree as follows.

        1.    Incorporation of Plan.    This option is granted pursuant to the provisions of the Plan and the terms and definitions of the Plan are incorporated herein by reference and made a part hereof. A copy of the Plan has been delivered to, and receipt is hereby acknowledged by, the Optionee.

        2.    Grant of Option.    Subject to the provisions stated in this Agreement, the Company hereby evidences its grant to the Optionee, not in lieu of salary or other compensation, of the right and option (the "Option") to purchase the number of shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), set forth below, exercisable in the amounts and at the time specified below. [This Option is intended to be an Incentive Stock Option, as defined in the Code.]

Number of Shares:	[ ]
Exercise Price:	$[ ] per share
Option Vesting Schedule:
Options are exercisable with respect the shares of Common Stock as follows, subject in each case to continued employment by the Company or a subsidiary of the Company through such date, and subject to the provisions of Section 7 of this Agreement:

No. of Shares	Vesting Date
[ ], 2011
[ ], 2012
[ ], 2013
[ ], 2014
[ ], 2015

        Option Exercise Period:            All options expire and are void unless exercised on or before [                                    ], 20[            ].

        3.    Exercise Terms.    The Optionee must exercise the Option for at least the lesser of 100 shares or the number of shares of Stock as to which the Option remains unexercised but exercisable. If this Option is not exercised with respect to all or any part of the shares subject to this Option prior to its expiration, the shares with respect to which this Option was not exercised shall no longer be subject to this Option.

        4.    Restrictions on Transferability.    No Option shall be transferable by an Optionee other than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee's guardian or legal representative, should one be appointed). [The shares purchased pursuant to the exercise of an Incentive Stock Option are transferred by the Optionee except pursuant to the Optionee's will, or the laws of descent and distribution, prior to such date which is the later of two years after the grant of such Incentive Stock Option or one year after the transfer of the shares to the Optionee pursuant to the exercise of such Incentive Stock Option, the transfer is a "disqualifying disposition" for tax purposes and Optionee shall report such transfer to the Company.]

        5.    Notice of Exercise of Option.    This Option may be exercised by the Optionee, or by the Optionee's administrators, executors or personal representatives, by a written notice (in substantially the form of a Notice of Exercise approved by the Company) signed by the Optionee, or by such administrators, executors or personal representatives, and delivered or mailed to the Company as specified in this Agreement to the attention of the President or such other officer as the Company may designate. Any such notice shall (a) specify the number of shares of Common Stock which the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, then elects to purchase hereunder, (b) contain such information as may be reasonably required by the Company pursuant to this Agreement, and (c) be accompanied by (i) a certified or cashier's check payable to the Company in payment of the total Exercise Price applicable to such shares as provided herein, (ii) shares of stock owned by the Optionee and duly endorsed or accompanied by stock transfer powers, or constructively delivered through an attestation, having a Fair Market Value equal to the total Exercise Price applicable to such Shares purchased hereunder, or (iii) a certified or cashier's check accompanied by the number of shares of stock where Fair Market Value when added to the amount of the check equals the total Exercise Price applicable to such shares purchased hereunder. Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the Company agrees to issue to the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, stock certificates for the number of shares specified in such notice registered in the name of the person exercising this Option.

        6.    Adjustment in Option.    The number of Shares subject to this Option, the Exercise Price, and other matters are subject to adjustment during the term of this Option in accordance with Section 4 of the Plan.

        7.    Termination of Employment.

          (a)   In the event of the termination of the Optionee's employment (including due to retirement) with the Company or any of its Subsidiaries, other than a termination that is either

  (i) for Cause, or (ii) for reasons of death or Permanent and Total Disability, all vesting of the Option shall cease and the Optionee may exercise this Option at any time within a period ending on the earlier of (a) the last day of the period ending 90 days after such termination or (b) the expiration date of this Option, to the extent of the number of shares which were purchasable (vested) as of the date of such termination (and thereafter this Option shall be deemed terminated and shall not be or become exercisable).

          (b)   In the event of a termination of the Optionee's employment for Cause, this Option, to the extent not previously exercised, shall terminate immediately and shall not thereafter be or become exercisable.

          (c)   In the event of termination of employment because of the Optionee's Permanent and Total Disability, all vesting of the Option shall cease and the Optionee (or his or her personal representative) may exercise this Option, within a period ending on the earlier of (a) the last day of the twelve-month period following the Optionee's Permanent and Total Disability or (b) the expiration date of this Option, to the extent of the number of shares which were purchasable (vested) as of the date of such termination.

          (d)   In the event of the Optionee's death while employed by the Company or any of its Subsidiaries or within 90 days after a termination of such employment (if such termination was not for Cause), the appropriate persons described in Section 5 hereof or persons to whom all or a portion of this Option is transferred in accordance with Section 4 hereof may exercise this Option, to the extent vested, at any time within a period ending on the earlier of (a) the last day of the twelve-month period following the Optionee's death or (b) the expiration date of this Option. If the Optionee was an employee of the Company at the time of death, all vesting of the Option shall cease as of the date of death, and this Option may be so exercised to the extent of the number of shares that were purchasable (vested) as of the date of death. If the Optionee's employment terminated prior to his or her death, all vesting of the Option shall have ceased as of the date of termination, and this Option may be exercised only to the extent of the number of shares covered by this Option which were purchasable (vested) as of the date of such termination.

        This Option does not confer upon the Optionee any right with respect to continuance of employment by the Company or by any of its Subsidiaries. This Option shall not be affected by any change of employment so long as the Optionee continues to be an employee of the Company or one of its Subsidiaries.

        8.    Compliance with Regulatory Matters.    The Optionee acknowledges that the issuance of capital stock of the Company is subject to limitations imposed by federal and state law and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon exercise of this Option that would cause the Company to violate law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the Securities and Exchange Commission) having jurisdiction over the affairs of the Company. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions described by this Section 8.

        9.    Forfeiture.    The purpose of the Plan is to attract, retain, and reward employees, to increase stock ownership and identification with the Company's interests, and to provide incentive for remaining with and enhancing the value of the Company over the long-term. Therefore, the Company and the Optionee agree as follows:

          (a)   If, at any time within the later of (i) one year after termination of the Optionee's employment or (ii) one year after the Optionee's exercise of any portion of this Option, the Optionee engages in any activity which constitutes a violation of any confidentiality, noncompetition, nonsolicitation, or similar provision of any employment or other agreement between the Company and the Optionee (or, if no agreement is in place between the Company and the Optionee, any Company policies pertaining to such matters), or if the Optionee engages in any illegal or prohibited activity which is inimical, contrary, or harmful to the interests of the Company (including conduct related to the Optionee's employment for which either criminal or civil penalties against the Optionee may be sought or violation of the Company's policies, including the Company's insider trading policy), then (1) this Option shall terminate effective the date on which the Optionee enters into such activity, unless terminating sooner by operation of another term or condition of this Option or the Plan, and (2) any Option Gain realized by the Optionee from exercising all or a portion of this Option shall be paid by the Optionee to the Company. "Option Gain" shall mean the gain represented by the mean market price on the date of exercise over the Exercise Price, multiplied by the number of shares purchased through exercise of the Option, without regard to any subsequent market price decrease or increase. The forfeiture provisions described in this Section 9 shall apply even if the Company does not elect otherwise to enforce the employment agreement or take other action against the Optionee, but shall not apply if termination of the Optionee's employment with the Company occurs in connection with or following a Change in Control involving the Company (as defined in the Plan).

          (b)   Section 12(d) of the Plan applies with respect to withholding tax payments (if any) with respect to this Option. The Optionee hereby appoints the Company as its attorney-in-fact to execute any documents or do any acts necessary to exercise its rights under this Section.

          (c)   The Optionee may be released from its obligations under this Section 9 only if the Board of Directors (or its duly appointed agent) determines in its sole discretion that such action is in the best interests of the Company.

        10.    Miscellaneous.

          (a)   This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

          (b)   Unless the context clearly indicates to the contrary, all capitalized terms used herein shall have the meanings as set forth in this Agreement, or in the event a capitalized term is not clearly described in this Agreement, the meanings as set forth in the Plan.

          (c)   This Agreement is executed and delivered in, and shall be governed by the laws of, the State of South Carolina.

          (d)   Income realized by the Optionee pursuant to this Agreement shall not be included in the Grantee's earnings for the purpose of any benefit plan of the entity in which the Optionee may be enrolled or for which the Optionee may become eligible unless otherwise specifically provided for in such plan.

          (e)   Any requests or notices to be given hereunder shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Optionee, at the address set forth below and, if to the Company, to the executive offices of the Company at 5455 Sunset Blvd., Lexington, South Carolina 29072.

          (f)    This Agreement may not be modified except in writing executed by each of the parties hereto. Notwithstanding the previous sentence, the Administrator reserves the right to amend the terms of this Agreement as may be necessary or appropriate to avoid adverse tax consequences under Section 409A of the Code or to comply with any requirements under the Company's "clawback" policy regarding incentive compensation, or such "clawback" requirements under the

  Sarbanes—Oxley Act of 2002 or the Dodd-Frank Wall Street Reform and Consumer Protection Act.

* * * * *

        IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Stock Option Agreement to be executed on behalf of the Company and the Company's seal to be affixed hereto and attested by the Secretary or an Assistant Secretary of the Company, and the Optionee has executed this Stock Option Agreement under seal, all as of the day and year first above written.

FIRST COMMUNITY CORPORATION
By:
Name:
Title:
OPTIONEE
By:
Name:
Address:

EXHIBIT B
to
FIRST COMMUNITY CORPORATION
2011 STOCK INCENTIVE PLAN

Form of Restricted Stock Award Agreement

FIRST COMMUNITY CORPORATION
RESTRICTED STOCK AWARD AGREEMENT

        THIS AGREEMENT (the "Agreement") is entered into as of this         day of                  , 20    , between First Community Corporation, a South Carolina corporation (the "Company"), and                  (the "Grantee").

Background:

        A.    On March 15, 2011, the Board of Directors of the Company adopted a Stock Incentive Plan known as the "First Community Corporation 2011 Stock Incentive Plan" (the "Plan"), and recommended that the Plan be approved by the Company's shareholders.

        B.    The Committee of the Company's Board of Directors duly approved the grant of restricted shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), to the Grantee on the terms described in this Agreement, and in consideration of the issuance of such restricted shares, the Grantee intends to remain in the employ of the Company.

        NOW, THEREFORE, as an employment incentive and to encourage stock ownership, and also in consideration of the premises and the mutual covenants contained herein, the Company and the Grantee agree as follows.

1.
RESTRICTED STOCK.

        1.1    Grant of Restricted Stock.

          (a)   The Company hereby grants to the Grantee [                  ] shares of Common Stock (the "Restricted Stock"), subject to the restrictions described in Paragraph 1.2 of this Agreement. As the restrictions set forth in Paragraph 1.2 of this Agreement lapse in accordance with the terms of this Agreement as to all or a portion of the Restricted Stock, such shares shall no longer be considered Restricted Stock for purposes of this Agreement.

          (b)   The Company hereby directs that a stock certificate or certificates representing the shares of the Restricted Stock shall be registered in the name of and issued to the Grantee or that book entries shall be made with respect thereto. Such stock certificate or certificates or book entries shall be subject to such stop-transfer orders and other restrictions as the Company may deem necessary or advisable under applicable federal and state securities laws, and the Company may cause legends to be placed on any such certificate or certificates to make appropriate reference to such restrictions.

          (c)   The Company shall not be required to deliver any certificate for shares of Restricted Stock granted under this Plan until all of the following conditions have been fulfilled:

      (i)
      the admission of such shares to listing on all stock exchanges on which the Common Stock is then listed (if required);

      (ii)
      the completion of any registration or other qualification of such shares that the Company deems necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body; and

      (iii)
      the obtaining of any approval or other clearance from any federal or state governmental agency or body that the Company determines to be necessary or advisable.

        1.2    Restrictions.

          (a)   The Grantee shall have all rights and privileges of a shareholder as to the Restricted Stock, including the right to vote, except that, subject to Paragraph 1.3(b) hereof, the following restrictions shall apply:

      (i)
      None of the Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period (as defined below) applicable to such shares, except pursuant to rules adopted by the Company (if any).

      (ii)
      Unless this subparagraph 1.2(a)(ii) is crossed out and initialed and other substitute provisions are added and initialed in the blank space below, the right to dividends on the Restricted Stock shall be treated as follows. Except as otherwise provided in this Agreement or the Plan, the Grantee shall, during the Restricted Period, have all of the other rights of a shareholder with respect to outstanding shares of unvested Restricted Stock awarded to the Grantee including, but not limited to, the right to receive such cash dividends, if any, as may be declared on such shares from time to time, and the right to vote (in person or by proxy) such shares at any meeting of shareholders of the Company; provided, that any stock dividends declared or stock distributions issued with respect to unvested Restricted Stock shall be subject to the same terms and conditions and risks of forfeiture as the unvested Restricted Stock with respect to which such stock dividends or distributions are issued.

          (b)   Any attempt to dispose of Restricted Stock in a manner contrary to the restrictions set forth in this Agreement shall be ineffective.

        1.3    Restricted Period.

          (a)   Unless this subparagraph 1.3(a) is crossed out and initialed and other substitute provisions are added and initialed in the blank space on the following page, the restrictions set forth in Paragraph 1.2 shall apply to the shares of Restricted Stock as follows:

[Insert vesting/restriction provisions.]

Any date on which such restrictions lapse with respect to applicable shares of Restricted Stock being referred to in this Agreement as a "Restriction Termination Date," with the period from issuance of the Restricted Stock to the Restriction Termination Date with respect to applicable shares of Restricted Stock being referred to in this Agreement as a "Restricted Period." Any periods of leave without pay taken by the Grantee prior to an applicable Restriction Termination Date shall not be treated as credited service for purposes of vesting the stock, and the applicable Restricted Period shall be extended by the length of such periods of leave unless the Company, in its sole discretion, finds that a waiver of the extension would be in the best interests of the Company.

          (b)   Notwithstanding Paragraph 1.2, the Administrator may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to the Restricted Stock.

          (c)   Nothing in this Agreement shall preclude the Grantee from exchanging any Restricted Stock for any other shares of Common Stock that are similarly restricted.

        1.4    Forfeiture.    If the Grantee's employment with the Company or any Subsidiary of the Company employing the Grantee on the date of this Agreement shall terminate for any reason during the Restricted Period with respect to applicable shares of Restricted Stock, all rights of the Grantee to the then remaining Restricted Stock (and, if applicable, any stock dividends or other stock distributions with respect to such Restricted Stock) shall terminate and be forfeited (except (i) as provided in Paragraph 1.3(b) or as otherwise determined by the Company pursuant to Paragraph 1.3(b), or (ii) if the Grantee is then employed by the company or any Subsidiary of the Company, in which event this Agreement shall remain in effect).

        1.5    Withholding.    The Grantee may elect, no later than the date (the "withholding date") as of which all or the applicable portion of the Restricted Stock vests (such that the value of such vested shares becomes includible in the gross income of the Grantee for Federal income tax purposes), to have the Company withhold vested whole shares of Common Stock deliverable upon vesting of the Restricted Stock to satisfy (in whole or in part) the amount, if any, that the Company or any Subsidiary is required to withhold for taxes with respect to such event; provided, however, that the amount of shares of Common Stock so withheld shall have a Fair Market Value (as of the withholding date) that is not in excess of the amount determined by the Company to be equal to the applicable minimum statutorily required withholding tax payments. Any such election shall be irrevocable.

        To the extent that the Grantee does not make such an election, or such election does not fully satisfy such minimum statutorily required withholding tax payments, then (x) the Company may withhold vested whole shares of Common Stock deliverable upon vesting of the Restricted Stock to satisfy (in whole or in part) the amount, if any, that the Company or any Subsidiary is required to withhold for taxes; provided, however, that the amount of shares of Common Stock so withheld shall have a Fair Market Value (as of the withholding date) that is not in excess of the amount determined by the Company to be equal to the applicable minimum statutorily required withholding tax payments, and (y) the Company shall have the right to deduct from any payment of any kind otherwise due to the Grantee up to an amount equal to any federal, state or local taxes of any kind required by law to be withheld in connection with the vesting of such shares of Restricted Stock (not to exceed the amount determined by the Company to be the applicable minimum statutorily required withholding tax payments). Upon request, the Grantee shall reimburse the Company for any taxes that the Company withholds that are not otherwise reimbursed as contemplated above in this Section 1.5.

        1.6    2011 First Community Corporation Stock Incentive Plan.    The Grantee hereby agrees and acknowledges that the Restricted Stock and this Agreement shall be subject to the Plan, which is incorporated into this Agreement by reference in its entirety. To the extent the terms under this Agreement conflict with the terms of the Plan, the terms of the Plan shall control. Capitalized terms used but not otherwise defined in this Agreement have the meanings ascribed to them in the Plan.

2.
NOTICES.

        All notices or communications hereunder shall be in writing and addressed as follows:

    To the Company:

      First Community Corporation
      5455 Sunset Blvd
      Lexington, South Carolina 29072
      Attn: Corporate Secretary

    To the Grantee:

            To the last known address of the Grantee as appearing in the Grantee's personnel records as maintained by the Company.

3.
ASSIGNMENT.

        This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Grantee and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Grantee except as permitted in the Plan.

4.
ENTIRE AGREEMENT; AMENDMENT; TERMINATION.

        Except as provided in Section 1.6 with respect to the Plan, this Agreement represents the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral understandings and agreements. Subject to the provisions of the Plan, this Agreement may be amended or terminated at any time by written agreement of the parties to or as provided herein. Notwithstanding the previous sentence, the Administrator reserves the right to amend the terms of this Agreement as may be necessary or appropriate to avoid adverse tax consequences under Section 409A of the Code or to comply with any requirements under the Company's "clawback" policy regarding incentive compensation, or such "clawback" requirements under the Sarbanes-Oxley Act of 2002 or the Dodd-Frank Wall Street Reform and Consumer Protection Act.

5.
GOVERNING LAW.

        This Agreement and its validity, interpretation, performance and enforcement shall be governed by the substantive laws of the State of South Carolina without regard to any rules regarding conflict-of-law or choice-of-law.

6.
NO RIGHT TO CONTINUED EMPLOYMENT; EFFECT ON OTHER PLANS.

        This Agreement shall not, of itself, confer upon the Grantee any right with respect to continuance of employment by the Company, nor shall it interfere in any way with the right of the Company to terminate the Grantee's employment at any time. Income realized by the Grantee pursuant to this Agreement shall not be included in the Grantee's earnings for the purpose of any benefit plan of the entity in which the Grantee may be enrolled or for which the Grantee may become eligible unless otherwise specifically provided for in such plan.

*                        *                         *                        *                         *

        IN WITNESS HEREOF, the Company and the Grantee have duly executed this Agreement, as of the date written on the first page of this Agreement.

FIRST COMMUNITY CORPORATION
By:
Name: Title:

GRANTEE
Signature:
Please Print Name:

PROXY SOLICITED FOR ANNUAL MEETING
OF SHAREHOLDERS OF
FIRST COMMUNITY CORPORATION
To be held on May 18, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby constitutes and appoints David K. Proctor and Joseph G. Sawyer, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of Common Stock of First Community Corporation that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the company to be held on May 18, 2011 at the Saluda Shoals Park, Environmental Center, 5605 Bush River Road, Columbia, South Carolina 29212, at 11:00 a.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "for" Proposal No. 1 to elect five Class II directors to serve on the board of directors each for three-year terms, "for" Proposal No. 2 to approve the compensation of our named executive officers as determined by the human resources/compensation committee and the board of directors (this is a non-binding, advisory vote), "for" Proposal No. 3 to ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2011, and "for" Proposal No. 4 to approve the company's 2011 Stock Incentive Plan. This proxy also delegates discretionary authority to the proxies to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

1.
PROPOSAL to elect the following five Class II director nominees to serve on the board of directors each for three-year terms.

Class II Director Nominees
Thomas C. Brown	O.A. Ethridge, D.M.D.
W. James Kitchens, Jr.	Roderick M. Todd, Jr.
Mitchell M. Willoughby

☐ FOR all nominees listed (except as marked to the contrary)	☐ WITHHOLD AUTHORITY to vote for all nominees	☐ AGAINST

INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominees name(s) in the space provided below.

2.
PROPOSAL to approve the compensation of our named executive officers as disclosed in this proxy statement (this is a non-binding, advisory vote).

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.
PROPOSAL to ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2011.

☐ FOR	☐ AGAINST	☐ ABSTAIN
4.
PROPOSAL for approval of the company's 2011 Stock Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN
5.
At their discretion upon such other matters as may properly come before the meeting.

Dated:	2011.

Signature of Shareholder(s)	Signature of Shareholder(s)
Print name clearly	Print name clearly

Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

INSTRUCTIONS FOR VOTING YOUR PROXY

Note that if your shares are held in "street name," you will need to obtain a proxy form from the institution that holds your shares in order to vote at our annual meeting.

We offer three alternative methods of voting this proxy:

  •
  By Telephone (using a touch-tone telephone)

  •
  Through the Internet (using a browser)

  •
  By Mail (using the attached proxy card and postage-paid envelope)

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost-effective and convenient methods of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING    Available until 3:00 a.m. Eastern Daylight Time on May 18, 2011

  •
  This method of voting is available for residents of the U.S. and Canada

  •
  On a touch-tone telephone, call TOLL FREE 1-866-818-9355, 24 hours a day, 7 days a week

  •
  In order to vote via telephone, have the voting form in hand, call the number above and follow the instructions

  •
  Your vote will be confirmed and cast as you directed

INTERNET VOTING    Available until 3:00 a.m. Eastern Daylight Time on May 18, 2011

  •
  Visit the Internet voting website at https://www.proxyvotenow.com/fcco

  •
  In order to vote online, have the voting form in hand, go to the website listed above and follow the instructions

  •
  Your vote will be confirmed and cast as you directed

  •
  You will only incur your usual Internet charges

VOTING BY MAIL

  •
  Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope

  •
  If you are voting by telephone or through the Internet, please do not return your proxy card

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Proxy Statement for Annual Meeting of Shareholders to be Held on May 18, 2011
Voting Information
Proposal No. 1: Election of Directors
Proposal No. 2: Non-Binding, Advisory Vote on Compensation of the Named Executive Officers
Proposal No. 3: Ratification of Appointment of Independent Registered Public Accounting Firm
Proposal No. 4: Approval of the Company's 2011 Stock Incentive Plan
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION AND OTHER INFORMATION Compensation of Directors and Executive Officers
Security Ownership of Certain Beneficial Owners and Management
Certain Relationships and Related Transactions
Section 16(a) Beneficial Ownership Reporting Compliance
Independent Registered Public Accountants
Audit Fees
Oversight of Accountants; Approval of Accounting Fees
Shareholder Proposals for the 2012 Annual Meeting of Shareholders